EXHIBIT 10.1

LOAN AGREEMENT dated as of January 28, 2010

among

FOUNDRY PARK I, LLC, as Borrower,

PB (USA) REALTY CORPORATION, as Lender,

and

PB CAPITAL CORPORATION, as Administrative Agent

LOCATION OF PREMISES: 501 South Fifth Street Richmond, Virginia

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		TABLE OF CONTENTS

ARTICLE I PARTICULAR TERMS, DEFINITIONS AND RULES OF CONSTRUCTION			1
Section	1.01.	Particular Terms	1
Section	1.02.	Rules of Construction	12
ARTICLE II LOAN ADVANCE AND PAYMENTS			12
Section	2.01.	Advance	12
Section	2.02.	Intentionally Omitted	12
Section	2.03.	Nature of Lenders’ Obligations	12
Section	2.04.	Notes	13
Section	2.05.	Payments and Distributions	13
Section	2.06.	Monthly Principal and Interest Payments	13
Section	2.07.	Elections, Conversions and Continuations of Interest Rate	13
Section	2.08.	Minimum Amounts and Maximum Number of Tranches	14
Section	2.09.	Inapplicability of LIBOR Loans	14
Section	2.10.	Late Payment Premium	15
Section	2.11.	Voluntary Prepayments	15
Section	2.12.	Extension Option	15
ARTICLE III YIELD MAINTENANCE ETC.			16
Section	3.01.	Additional Costs and Other Effects of Regulatory Changes; Taxes	16
Section	3.02.	Limitations on Availability of LIBOR Loans	17
Section	3.03.	Certain Compensation	18
Section	3.04.	"Lender" to Include Participants	18
ARTICLE IV CONDITIONS PRECEDENT			18
Section	4.01.	Conditions Precedent to Advance	18
Section	4.02.	Documentation Etc. Satisfactory	22
Section	4.03.	Administrative Agent’s Determination Conclusive	22
ARTICLE V REPRESENTATIONS AND WARRANTIES			22
Section	5.01.	Due Formation; Power and Authority	22
Section	5.02.	Legally Enforceable Agreements	22
Section	5.03.	Financial Statements	22
Section	5.04.	Compliance With Laws; Payment of Taxes	22
Section	5.05.	Litigation	22
Section	5.06.	No Conflicts or Defaults	23
Section	5.07.	Solvency	23
Section	5.08.	Governmental Regulation	23
Section	5.09.	Insurance	23
Section	5.10.	ERISA	23
Section	5.11.	Other Documents	23
Section	5.12.	No Default	23
Section	5.13.	Accuracy of Information; Full Disclosure	23
Section	5.14.	Separate Tax and Zoning Lot	24
Section	5.15.	Improvements	24

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Section	5.16.	Creation of Liens	24
Section	5.17.	USA Patriot Act	24
ARTICLE VI COVENANTS OF BORROWER			25
Section	6.01.	Compliance with Laws; Payment of Taxes	25
Section	6.02.	Leases and Premises Documents	25
Section	6.03.	Intentionally Omitted	25
Section	6.04.	Covenants, Restrictions and Easements	25
Section	6.05.	Payment of Costs	25
Section	6.06.	Brokers	26
Section	6.07.	Maintenance, Management, Service and Leasing Contracts	26
Section	6.08.	Information Reporting and Back-up Withholding	26
Section	6.09.	Reporting Requirements	26
Section	6.10.	Hedging Product	27
Section	6.11.	Lockbox and Cash Management Agreement	27
Section	6.12.	No Transfers	28
Section	6.13.	Restriction on Certain Changes	28
Section	6.14.	Visitation and Inspection	28
ARTICLE VII ADMINISTRATIVE AGENT; RELATIONS AMONG LENDERS			28
Section	7.01.	Appointment, Powers and Immunities of Administrative Agent	28
Section	7.02.	Reliance by Administrative Agent	29
Section	7.03.	Defaults	29
Section	7.04.	Rights of Administrative Agent as Lender	30
Section	7.05.	Sharing of Costs by Lenders: Indemnification of Administrative Agent	30
Section	7.06.	Non-Reliance on Administrative Agent and Other Lenders	30
Section	7.07.	Failure of Administrative Agent to Act	31
Section	7.08.	Resignation or Removal of Administrative Agent	31
Section	7.09.	Amendments Concerning Agency Function	31
Section	7.10.	Liability of Administrative Agent	31
Section	7.11.	Transfer of Agency Function	31
Section	7.12.	Non-Receipt of Funds by Administrative Agent; Adjustments.	32
Section	7.13.	Withholding Taxes; Prohibited Transactions	32
Section	7.14.	Sharing of Payments among Lenders	32
Section	7.15.	Possession of Documents	33
ARTICLE VIII GENERAL CONDITIONS AND PROVISIONS			33
Section	8.01.	No Third-Party Beneficiaries	33
Section	8.02.	Intentionally Omitted.	33
Section	8.03.	Intentionally Omitted.	33
Section	8.04.	Notices	33
Section	8.05.	Amendments and Waivers	33
Section	8.06.	Assignment; Participation	34
Section	8.07.	Setoff	35
Section	8.08.	Successors and Assigns	36
Section	8.09.	Severability	36
Section	8.10.	Non-Waiver: Remedies Cumulative	36
Section	8.11.	Certain Waivers	36

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Section	8.12.	Expenses; Indemnification	37
Section	8.13.	Counterparts	37
Section	8.14.	Governing Law; Jurisdiction	37
Section	8.15.	Integration	38
Section	8.16.	Gross-Up for Taxes	38
Section	8.17.	Confidentiality	38
ARTICLE IX PARTICULAR PROVISIONS			39
Section	9.01.	Special Purpose Entity	39
Section	9.02.	Financial Covenant	39
Section	9.03.	Contests	39
Section	9.04.	Usury Savings	39
Section	9.05.	Minimum Rent	39

EXHIBITS

A	Assignment and Assumption Agreement

B	Amortization Schedule

C	Notes

D	MeadWestvaco Estoppel

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     LOAN AGREEMENT ("this Agreement") dated as of January 28, 2010 by and among FOUNDRY PARK I, LLC, a Virginia limited liability company ("Borrower"), PB (USA) REALTY CORPORATION ("PB Realty"; PB Realty and each other lender who may become a Lender pursuant to Section 8.06, each, a "Lender" and collectively, "Lenders") and PB CAPITAL CORPORATION, as Administrative Agent for Lenders (together with its successors in such capacity, "Administrative Agent").

     Borrower desires that Lenders extend credit as provided herein, and Lenders are prepared to extend such credit on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, Borrower, Administrative Agent and Lenders hereby agree as follows:

ARTICLE I

PARTICULAR TERMS, DEFINITIONS AND RULES OF CONSTRUCTION

     Section 1.01. Particular Terms. As used in this Agreement, the following terms shall have the respective meanings indicated opposite each of them:

     "Additional Costs" -- Any costs, losses or expenses actually incurred by any Lender which it reasonably determines are attributable to its making or maintaining its Pro Rata Share of the Loan, or its obligation to make the Loan Advance, or any reduction in any amount receivable by any Lender under the Loan or its Note. Additional Costs include Non-Excluded Taxes (as defined in Section 8.16), but no other taxes.

     "Administrative Agent’s Office" -- Administrative Agent’s Office as set forth on its signature page of this Agreement, or such other address in the United States as Administrative Agent may designate by written notice to Borrower and Lenders.

     "Affiliate" -- As to any Person, any other Person that, (a) directly or indirectly, owns twenty percent (20%) or more of the equity interests in such Person, and/or (b) is in control of, is controlled by or is under common control with such Person and/or (c) is a director or officer of such Person or of an Affiliate of such Person.

     "Agreement Regarding Instructions" -- The Agreement Regarding Instructions Given by Telephone, Email or Facsimile between Borrower and Administrative Agent, dated the Closing Date.

     "Applicable Interest Rate" -- For Base Rate Loans, a rate equal to the Base Rate plus the Base Rate Margin; and for LIBOR Loans, the rate set forth in the definition of "LIBOR Loan".

     "Applicable Lending Office" -- For each Lender and for its Base Rate Loan or LIBOR Loan, as applicable, the lending office of such Lender (or of an Affiliate of such Lender) designated as such on the signature page hereof or in the applicable Assignment and Assumption Agreement, or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify in writing to Administrative Agent and Borrower as the office by which its Base Rate Loan or LIBOR Loan, as applicable, is to be made and maintained.

"Applicable Percentage" -- (i) 2% during the first Loan Year, and (ii) thereafter, 0%.

     "Assessment Period" -- The calendar quarter ending on the date prior to the Calculation Date applicable thereto.

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"Assignee" -- Has the meaning specified in Section 8.06.

     "Assignment and Assumption Agreement" -- An Assignment and Assumption Agreement, substantially in the form of EXHIBIT A, pursuant to which a Lender assigns and an Assignee assumes rights and obligations in accordance with Section 8.06.

     "Authorized Representative" -- Each individual identified in a writing delivered by Borrower to Administrative Agent from time to time as an authorized signatory of Borrower.

"Bankruptcy Code" -- 11 U.S.C. § 101 et seq., as the same may be amended from time to time.

     "Base Rate" -- The rate of interest per annum equal to the highest of (1) the Federal Funds Rate plus 1/2 of 1%, (2) the Prime Rate, and (3) two percent (2.00%).

     "Base Rate Loan" -- The portion of a Lender’s share of the Loan bearing interest at a rate per annum equal to the Base Rate plus the Base Rate Margin.

"Base Rate Margin" -- 4.00 % per annum.

     "Business Day" -- Any day (other than a Saturday or Sunday) on which commercial banks are not authorized or required to close in (x) New York City and (y) if any Lender is headquartered in Germany and has no New York office, Germany; and, whenever such day relates to a LIBOR Loan, an Interest Period with respect to a LIBOR Loan, or notice with respect to a LIBOR Loan, any such day in which dealings in Dollar deposits are also carried out in the London interbank market and banks are also open for business in London.

"Calculation Date" – July 1, 2010, and the first day of each calendar quarter thereafter.

"Cash Collateral Account" – Account No. 5303554636 in the name of Borrower maintained at Depository

Bank.

     "Cash Management Agreement" – The Cash Management Agreement dated the Closing Date between Borrower and Administrative Agent.

"Closing Date" – January 28, 2010.

     "Closing Date Interest Rate Protection Agreement" – That certain ISDA Master Agreement, Schedule and Confirmation entered into on or about the Closing Date between Borrower and PB Capital.

"Code" -- The Internal Revenue Code of 1986.

"Consented Assignee" -- Has the meaning specified in Section 8.06.

     "Contraction Space" -- Up to 10% of the rentable space in the Improvements, or one full floor, which the tenant under the MeadWestvaco Lease may give back to Borrower pursuant to the provisions of Section 4.3 of the MeadWestvaco Lease.

"Debt Service Constant Percentage" -- The greatest of:

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     (a) The actual weighted interest rates (taking into account any Interest Rate Protection Agreement) in effect for the Loan at the time of calculating the requirement; or

(b)	7.50% per annum; or

(c)	An annual constant payment percentage determined by Administrative Agent based upon the then prevailing 10-year United States Treasury Note plus 250 basis points and a 30-year level payment amortization schedule.

     "Deed of Trust" -- The Deed of Trust, Assignment of Leases and Rents and Security Agreement dated as of the Closing Date and made by Borrower to the trustee named therein for the benefit of Administrative Agent, as agent for Lenders, to secure the payment and performance of Borrower’s obligations hereunder, under the Notes and otherwise in respect of the Loan.

     "Default" -- Any event or circumstance which, with the giving of notice or the passage of time, or both, would become an Event of Default.

     "Default Rate" -- The rate (or, if more than one, the highest of the rates) of interest per annum then in effect under this Agreement plus 5%; in no event, however, to exceed the maximum rate permitted by Law.

"Depository Bank" – PNC Bank, National Association. "Dollars" and "$" -- Lawful money of the United States.

     "DSCR" – (1) For any calendar quarter ending during the first three Loan Years, the ratio of (a) the annualized NOI for the previous calendar quarter to (b) the sum of (i) the product of (A) 6.642% (i.e. .06642) multiplied by (B) the Principal Amount less funds deposited in the Cash Collateral Account and (ii) the aggregate amount of principal amortization of the Loan for the next twelve calendar months using the amortization schedule attached hereto as Exhibit B, and (2) for any calendar quarter ending after the end of the third Loan Year, the ratio of (a) the annualized NOI for the previous calendar quarter to (b) the sum of (i) the product of (A) the Debt Service Constant Percentage multiplied by (B) the Principal Amount less funds deposited in the Cash Collateral Account and (ii) the aggregate amount of principal amortization of the Loan for the next twelve months using the amortization schedule attached hereto as Exhibit B.

"Embargoed Person" – Has the meaning given to such term in Section 5.17.

     "ERISA" -- The Employee Retirement Income Security Act of 1974, including the rules and regulations promulgated thereunder.

     "ERISA Affiliate" -- Any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Borrower and/or Guarantor, or any trade or business which is under common control (within the meaning of Section 414(c) of the Code) with Borrower and/or Guarantor, or any organization which is required to be treated as a single employer with Borrower and/or Guarantor under Section 414(m) or 414(0) of the Code.

"Event of Default" -- Has the meaning given to such term in the Deed of Trust.

"Extension Notice" -- Has the meaning given to such term in Section 2.12.

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"Extension Period" -- Has the meaning given to such term in Section 2.12.

     "Federal Funds Rate" -- For any period, a fluctuating interest rate per annum (based on a 360 day year) equal, for each day of such period, to the rate of interest quoted at 11:00 a.m. New York time charged on overnight federal funds transactions with member banks of the Federal Reserve System.

     "Financial Statements" -- Statements of the assets, liabilities (direct and contingent), income, expenses and cash flow and a detailed balance sheet of Borrower and Guarantor, prepared in accordance with generally accepted accounting principles in the United States as in effect from time to time and consistently applied.

     "Governmental Authorities" -- The United States, the Commonwealth of Virginia and any political subdivision, agency, department, commission, board, bureau or instrumentality of either of them, including any local authorities, which exercises jurisdiction over Borrower, Guarantor, the Premises or the Improvements, and any foreign jurisdiction which exercises jurisdiction over Lenders or Postbank.

     "Governmental Blacklist" -- (i) The Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, United States Department of the Treasury, or (ii) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the rules and regulations of Office of Foreign Assets Control, United States Department of the Treasury, or (iii) any similar list maintained by the United States Department of State, the United States Department of Commerce or pursuant to any Executive Order of the President of the United States.

     "Guarantor" – NewMarket Corporation, a Virginia corporation, and any other Person(s) who may hereafter become a guarantor of any or all of Borrower’s obligations in respect of the Loan.

     "Guaranty" -- The guaranty of the payment of all or part of Borrower’s obligations to be executed by Guarantor.

"Hazardous Materials" -- Has the meaning given to such term in the Deed of Trust.

     "Illegal Proceeds" -- Any proceeds (1) derived from Money Laundering Activities and/or Racketeering Activities; (2) procured in violation of applicable anti-bribery or Foreign Corrupt Practices Act related laws; and/or (3) derived from an Illegal Source.

"Illegal Source" -- Any individual or entity on a Governmental Blacklist.

     "Improvements" -- An office building containing approximately 310,950 net rentable square feet and located on the Premises.

     "Indemnity Agreement" – The agreement from Borrower and Guarantor dated as of the Closing Date whereby, among other things, Administrative Agent and Lenders are indemnified regarding certain Hazardous Materials as set forth therein.

     "Individual Loan Commitment" -- With respect to each Lender, the amount set forth below opposite the name of such Lender (subject to change in accordance with the terms of this Agreement).

Lender

Individual Loan Commitment

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PB Realty

$68,400,000

     "Interest Period" -- With respect to any LIBOR Loan, each period commencing on the Closing Date, and thereafter on the last day of the then expiring Interest Period applicable to such LIBOR Loan, and ending one (1), two (2), three (3), or, if available, six (6) months thereafter, as selected by Borrower in its Rate Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

     (a) if any Interest Period pertaining to a LIBOR Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

     (b) any Interest Period pertaining to a LIBOR Loan that would otherwise extend beyond the Maturity Date shall end on the Maturity Date; and

     (c) any Interest Period pertaining to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.

     "Interest Rate Protection Agreement" – The Closing Date Interest Rate Protection Agreement and any other interest rate protection agreement, hedging agreement or similar agreement entered into to hedge against fluctuations in interest rates, and all related hedging documents.

     "Law" -- Any federal, state or local law, statute, rule, regulation, ordinance, order, decree, directive, requirement, code, or rule of common law, now or hereafter in effect, and in each case as amended, and any judicial or administrative interpretation thereof by a Governmental Authority or otherwise, including any judicial or administrative order, determination, consent decree or judgment.

"Lender Reply Period" -- Has the meaning specified in Section 8.05.

     "Lenders’ Counsel" -- Bryan Cave LLP, having an office at 1290 Avenue of the Americas, New York, New York 10104.

     "LIBO Rate" -- With respect to any Interest Period pertaining to a LIBOR Loan, the greater of (i) the average rate of interest per annum, carried out to five decimal places (i.e, x.xxxxx%) of interbank offered rates for Dollar deposits in an amount comparable to the amount of the LIBOR Loan to be outstanding during such Interest Period in the London interbank market as set forth on Bloomberg Screen, code BBAM, meaning the "British Bankers Association LIBOR Rates code" on the monitor of the money rates of the Bloomberg service or any successor code as may replace code BBAM in said service for the purposes of display of the interbank interest rates offered on the London market (London Interbank Offered Rates/LIBOR) at approximately 11:00 a.m. (London time) two (2) Business Days before the first day of the applicable Interest Period for a period of time comparable to the applicable Interest Period, and (ii) two percent (2.00%) (provided, however, that clause (ii) shall be inapplicable if (A) the Principal Amount is then covered by an Interest Rate Protection Agreement, or (B) during any Extension Period, Borrower is in compliance with the requirements of Section 6.10 hereof).

     "LIBOR Loan" -- All or any portion (as the context requires) of any Lender’s share of the Loan which shall accrue interest at a rate of interest per annum determined in accordance with the following formula:

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LIBO Rate

LIBOR Margin

1.00 – Reserve Requirements "LIBOR Margin" -- 4.00% per annum.

     "Loan" -- The loan in the aggregate amount equal to the Loan Amount made by Lenders to Borrower pursuant to this Agreement.

"Loan Advance" -- The advance of Loan proceeds to be made hereunder.

"Loan Amount" -- $68,400,000.00.

     "Loan Documents" -- This Agreement, the Note, the Deed of Trust, the Guaranty, the Indemnity Agreement, the Agreement Regarding Instructions, the Lockbox Agreement, the Cash Management Agreement, the Closing Date Interest Rate Protection Agreement and any other documents which evidence, secure or guarantee repayment of the Loan.

     "Loan Year" – Each twelve (12) month period commencing on the Closing Date and ending on the same calendar date of the next succeeding calendar year.

     "Lockbox Agreement" -- The Deposit Account Control Agreement (Three Party Lockbox) dated the Closing Date among Borrower, Administrative Agent and Depository Bank.

     "Major Lease" -- The MeadWestvaco Lease, and any other lease for space in excess of 10% of the rentable area of the Improvements.

     "Material Adverse Effect" -- With respect to any event, act, condition or occurrence of whatever nature, (i) a material adverse effect upon the business, operations, properties, assets or financial condition of Borrower and Guarantor taken as a whole or (ii) the material impairment of the ability of Borrower and Guarantor taken as a whole to perform, or of Administrative Agent or Lenders to enforce, the obligations under this Agreement.

"Maturity Date" – January 29, 2015 (subject to extension as provided in Section 2.12).

     "MeadWestvaco Lease" – Deed of Lease Agreement dated January 11, 2007 by and between Borrower and MeadWestvaco Corporation, as amended by First Amendment to Deed of Lease dated August 6, 2007 and Second Amendment to Deed of Lease dated December 18, 2009, and by the Supplemental Agreement, and as further amended, modified or supplemented from time to time in accordance with the provisions of Section 1.14 of the Deed of Trust.

"Minimum DSCR" – 1.30:1.

     "Money Laundering Activities" -- Funds which are (a) proceeds of crime in violation of United States Law or (b) derived or potentially derived from any Illegal Source.

     "Monthly Payment Date" – March 1, 2010 and the first Business Day of each calendar month thereafter until the Notes are repaid in full.

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     "Monthly P&I Amount" – A monthly payment of principal and interest calculated at the Applicable Interest Rate sufficient to amortize the entire outstanding principal balance of the Loan over a term of fifteen (15) years; provided, however, that if the tenant under the MeadWestvaco Lease elects to return the Contraction Space to Borrower, then the amortization component of the Monthly P&I Amount shall immediately increase on the first Monthly Payment Date of the first calendar month that such tenant is no longer obligated to pay rent with respect to the Contraction Space to an amount equal to 150% of the monthly rent that would have been payable with respect to the Contraction Space (it being understood that if the Contraction Space is subsequently leased to a tenant under a lease acceptable to Administrative Agent, then, once the replacement tenant is in occupancy of the Contraction Space and has commenced the payment of full rent, such increased amortization component shall no longer be due and payable).

"Multiemployer Plan" -- Any Pension Plan defined as such in Section 4001(a)(3) of ERISA.

     "NOI" – For any Assessment Period (a) the sum of (i) base rents for executed Qualifying Leases under which there is no then existing "Event of Default" by the tenant, (ii) other reimbursements for reimbursable expenses in accordance with the terms of executed Qualifying Leases under which there is no then existing "Event of Default" by the tenant, and (iii) other income (including parking, storage and other recurring revenue, and including the proceeds of any rent interruption or similar insurance policies maintained pursuant to Section 1.09(a)(ii) of the Deed of Trust) for the Assessment Period, all calculated on a cash basis, and excluding extraordinary, non-contractual or non-recurring revenues, minus (b) normalized operating expenses for the Assessment Period calculated on an accrual basis. NOI will be adjusted to reflect (i) the greater of actual management fees paid or 2.0% of revenues and (ii) capital expenditures equal to the greater of (1) $0.15 per net rentable square foot and (2) the amount budgeted for capital expenditures for the ensuing twelve month period. Notwithstanding the foregoing, if the tenant under the MeadWestvaco Lease gives notice of its election to return the Contraction Space to Borrower, then, from and after the date such notice is given, NOI shall be calculated (for the purpose of determining the DSCR) as if the Contraction Space were vacant (i.e., the tenant were not in occupancy thereof) from and after such date.

"Non-Excluded Taxes" – Has the meaning specified in Section 8.16.

"Note"; "Notes" -- Have the respective meanings specified in Section 2.04.

"Participant"; "Participation" -- Have the respective meanings specified in Section 8.06.

"Patriot Act" -- The USA Patriot Act (Title III of Pub.L. 107-56 (signed into law October 26, 2001)). "PB Capital" -- PB Capital Corporation, a Delaware corporation "PB Realty" – Has the meaning specified in the preamble.

     "Pension Plan" -- Any employee pension benefit plan within the meaning of Section 3(2) of ERISA that is subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code with respect to which Borrower, Guarantor or any ERISA Affiliate has liability or an obligation to contribute.

"Permitted Debt" -- With respect to Borrower:

(i) the Loan;

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     (ii) trade payables, customarily paid by Borrower within sixty (60) days of incurrence, which are incurred in the ordinary course of Borrower’s use, maintenance, repair, management, leasing, ownership and operation of the Premises and Improvements and other Trust Property, in amounts required in order to fulfill and perform Borrower’s obligations under all Major Leases;

     (iii) written indemnities entered into in the ordinary course of business in connection with the acquisitions of goods or services;

     (iv) financing leases incurred in the ordinary course of business in connection with the financing or purchase of equipment, automotive and other personal property used on the Premises and Improvements and other Trust Property which are customarily utilized in similar buildings;

(v) unsecured guaranty obligations with respect to Guarantor’s senior notes;

(vi) unsecured indemnity obligations given in favor of the Title Insurer;

     (vii) unsecured indemnity obligations in favor of its managers or members pursuant to its operating agreement;

(viii)	guaranty obligations with respect to the obligations under the Loan Documents;

(ix)	unsecured intercompany indebtedness among Borrower, Guarantor and the subsidiaries of

Guarantor, provided the same are subordinated to the Loan;

     (x) indebtedness in respect of the Closing Date Interest Rate Protection Agreement and any other Interest Rate Protection Agreement pertaining to the Loan and complying with the requirements of Section

6.10	of this Agreement; and

(xi) such other unsecured indebtedness approved by Administrative Agent in its sole discretion.

     "Person" -- An individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other entity of whatever nature.

"Postbank" -- Deutsche Postbank AG.

     "Premises" -- The real property described on Schedule A to the Deed of Trust (and located as indicated on the cover hereof), upon all or part of which the Improvements are, or are to be, constructed.

"Premises Documents" -- Has the meaning given to such term in the Deed of Trust.

"Prepayment Fee" -- The Applicable Percentage of the Principal Amount subject to such prepayment.

     "Prime Rate" -- The rate per annum listed in the "Money Rates" section of The Wall Street Journal as the "prime rate". If The Wall Street Journal ceases publication of such rate, then the Prime Rate shall mean the so-called prime rate or base rate as announced by Citibank, N.A., or its successor from time to time, or, if such rate is not published or available, then the so-called prime rate or base rate announced by J.P. Morgan Chase & Co. or its bank subsidiary. If none of such rates are available, then the Prime Rate shall mean such rate selected by

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Administrative Agent in its reasonable judgment as most nearly approximates the foregoing. Changes in the Prime Rate shall be effective simultaneously with the change in the "prime rate" as so published, announced or selected.

"Principal Amount" -- At any time, the aggregate outstanding principal amount of the Notes.

     "Pro Rata Share" -- With respect to each Lender, the ratio of such Lender’s Individual Loan Commitment to the Loan Amount. As of the Closing Date, Lenders’ respective Pro Rata Shares are as follows:

Lender	Pro Rata Share
PB Realty	100%

     "Qualifying Leases" -- Leases with respect to which the tenants thereunder have taken occupancy of the premises demised thereunder and have commenced paying unabated rent.

     "Racketeering Activities" -- Involvement or affiliation with any organization, group or individual that engages in or encourages its members to engage in any illegal activities specified in Title 18 of the U.S. Code.

     "Rate Request" -- Borrower’s irrevocable written notice (or telephonic notice promptly confirmed in writing), to be received by Administrative Agent by 9:30 a.m. (New York time) three (3) Business Days prior to the date specified in the Rate Request for the commencement of the Interest Period (which specified date must be a Business Day), of (a) its intention to have (i) all or any portion of the Principal Amount which is not then the subject of an Interest Period (other than an Interest Period which is terminating on the Business Day specified in the notice), and/or (ii) all or any portion of any advance of proceeds of the Loan which is to be made on the Business Day specified in the notice, bear interest as either a Base Rate Loan or a LIBOR Loan and (b) the Interest Period desired by Borrower in respect of the amount specified whenever such notice is for LIBOR Loans.

"Regulation D" -- Regulation D of the Board of Governors of the Federal Reserve System.

     "Regulatory Change" -- With respect to any Lender and the charging and collecting of interest on LIBOR Loans, any change after the Closing Date in federal, state or foreign laws or regulations (including Regulation D) or the adoption or making after the Closing Date of any interpretations, directives or requests applying to a class of banks including such Lender under any federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof, excluding any change the effect of which is reflected in a change in the interest rate for LIBOR Loans.

"Remedy" -- Has the meaning specified in Section 8.10.

"Rents" – All rent and any other items payable to Borrower as landlord under any leases. "Required Lenders" -- At any time, those Lenders holding a majority of the Principal Amount. "Required Payment" – Has the meaning specified in Section 7.12.

     "Reserve Requirements" -- For any day as applied to a LIBOR Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day, if any (including without limitation supplemental, marginal and emergency reserves) under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto dealing with

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reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D) required to be maintained by the applicable Lender. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by any Lender by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the LIBO Rate is to be determined as provided in this Agreement or (ii) any category of extensions of credit or other assets which includes loans the interest rate on which is determined on the basis of rates used in determining the LIBO Rate.

     "Responsible Officer" -- The president and chief executive officer, the vice president and the secretary of the manager of Borrower, the president, the chief executive officer, the chief operating officer, the principal financial officer, the treasurer or a vice president of Guarantor or such other representative of Guarantor as may be designated in writing by any one of the foregoing with the consent of the Administrative Agent.

     "Sale" or "Pledge" -- The voluntary or involuntary sale, conveyance, assignment, transfer, encumbrance or pledge of a legal or beneficial interest.

"Single-Purpose Entity" -- A limited liability company which at all times:

     (a) is and will be organized solely for the purpose of acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and operating the Trust Property, entering into this Agreement, refinancing the Trust Property in connection with a permitted repayment of the Loan, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing;

     (b) has not been, is not, and will not be engaged in any business unrelated to the acquisition, development, ownership, leasing, management, operation or sale of the Trust Property;

	(c)	has not had, does not have, and will not have, any assets other than those related to the Trust
Property;

	(d)	has not engaged, sought or consented to, and will not engage in, seek or consent to, any dissolution, winding up, liquidation, consolidation, merger, sale of all or substantially all of its assets or amendment of its articles of organization or operating agreement with respect to the matters set forth in this definition;

     (e) now has and will have an operating agreement that provides that such entity will not, so long as the Loan is outstanding: (A) dissolve, merge, liquidate or consolidate; (B) sell all or substantially all of its assets or the assets of Borrower (as applicable); or (C) engage in any other business activity or amend its organizational documents with respect to the matters set forth in this definition;

     (f) has been, is and intends to remain solvent and has paid and intends to continue to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same have or shall become due, and has maintained, is maintaining and intends to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

     (g) has not failed, and will not fail, to correct any known misunderstanding regarding the separate identity of such entity;

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     (h) has maintained and will maintain its accounts, books and records separate from any other Person, and has filed and will file its own tax returns, except to the extent that it has been or is required to file consolidated tax returns by law;

	(i)	will maintain its own records, books, resolutions and agreements separate from any other entity;

	(j)	other than as provided in the Lockbox Agreement and the other Loan Documents, will not commingle its funds or assets with those of any other Person and will not participate in any cash management system with any other Person;

(k) has held and will hold its assets in its own name;

     (l) has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other Person and has not permitted, and will not permit, its assets to be listed as assets on the financial statement of any other entity except as required by GAAP;

(m) has observed and will observe all limited liability company formalities;

(n) will have no indebtedness other than Permitted Debt;

     (o) has not assumed or guaranteed or become obligated for, and will not assume or guarantee or become obligated for, the debts of any other Person and has not held out and will not hold out its credit as being available to satisfy the obligations of any other Person except as permitted pursuant to this Agreement;

	(p)	has not acquired and will not acquire obligations or securities of its members or any other
Affiliate;

	(q)	has maintained and used, now maintains and uses, and will maintain and use, separate stationery, invoices and checks bearing its name;

     (r) has not pledged and will not pledge its assets for the benefit of any other Person, except as permitted by the Loan Documents;

(s) will hold itself out and identify itself as a separate and distinct entity under its own name;

     (t) has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

     (u) has not entered into or been a party to, and will not enter into or be a party to, any transaction with its members or Affiliates, except (i) in the ordinary course of its business and on terms which are commercially reasonable and are no less favorable to it than would be obtained in a comparable arm’s-length transaction with a third party that is not an Affiliate, and (ii) in connection with this Agreement and the other Loan Documents;

     (v) will not have any obligation to indemnify, and will not indemnify, its managers or members unless such an obligation was and is fully subordinated to the Loan; and

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     (w) has complied and will comply with all of the terms and provisions contained in its articles of organization and operating agreement.

     "Supplemental Agreement" -- The supplemental letter agreement between Borrower and MeadWestvaco Corporation dated as of December 15, 2009.

     "Title Insurer" -- Old Republic National Title Insurance Company or other issuer(s), approved by Administrative Agent, of the title insurance policy or policies insuring the lien of the Deed of Trust.

"Transfer" – Has the meaning specified in Section 6.12.

     "Trust Property" -- The Premises and other property constituting the "Trust Property", as said quoted term is defined in the Deed of Trust.

     "Unasserted Obligations" – At any time, obligations under this Agreement and the other Loan Documents for taxes, costs, indemnifications, reimbursements, damages and other liabilities (except for the principal of and interest on, and fees relating to, any indebtedness) in respect of which no claim or demand for payment has been made (or, in the case of obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

"United States" and "U.S." -- The United States of America.

     Section 1.02. Rules of Construction. Except as expressly provided otherwise, when used in this Agreement (i) "or" is not exclusive, (ii) "hereunder", "herein", "hereof" and the like refer to this Agreement as a whole, (iii) "Article", "Section", "Schedule" and "Exhibit" refer to Articles, Sections, Schedules and Exhibits of this Agreement, (iv) terms defined in the singular shall have a correlative meaning when used in the plural and vice versa, (v) a reference to a Law includes any amendment, modification or supplement to, or replacement of, such Law and (vi) a reference to a document shall mean such document as the same may be amended, restated, amended and restated, modified or supplemented from time to time in accordance with its terms. The cover page and the Exhibits and Schedules annexed hereto are incorporated as a part of this Agreement with the same effect as if set forth in the body hereof. Any table of contents and all captions and headings herein are for convenience only and shall not affect the interpretation or construction hereof.

ARTICLE II LOAN ADVANCE AND PAYMENTS

     Section 2.01. Advance. Subject to the provisions of this Agreement, each Lender will advance its Pro Rata Share of, and Borrower will accept, the Loan Amount in one installment upon the satisfaction of the applicable conditions set forth in Section 4.01.

Section 2.02. Intentionally Omitted.

     Section 2.03. Nature of Lenders’ Obligations. The obligations of Lenders under this Agreement are several, and no Lender shall be responsible for the failure of any other Lender to fund the portion required to be funded by such other Lender of the Loan Advance; provided, that Borrower shall be under no obligation to accept any portion of the Loan Amount unless each Lender advances its Pro Rata Share on the Closing Date.

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     Section 2.04. Notes. The Loan shall be evidenced by one or more notes of Borrower in the form of EXHIBIT C, duly executed by Borrower (one for each Lender in an amount equal to such Lender’s Individual Loan Commitment, payable for the account of such Lender’s Applicable Lending Office), in an aggregate principal amount equal to the Loan Amount (such notes, as the same may hereafter be amended, modified, extended, severed, assigned, substituted, renewed or restated from time to time (including, without limitation, any substitute notes pursuant to Section 8.06), each, a "Note" and collectively, the "Notes"). The Notes shall mature, and all outstanding principal and other sums due thereunder shall be paid in full, on the Maturity Date, as the same may be accelerated or extended. In case of any loss, theft, destruction or mutilation of any Lender’s Note, Borrower shall, upon its receipt of an affidavit of an officer of such Lender as to such loss, theft, destruction or mutilation and an appropriate indemnification, execute and deliver a replacement Note to such Lender in the same principal amount and otherwise of like tenor as the lost, stolen, destroyed or mutilated Note.

     Section 2.05. Payments and Distributions. Borrower shall make each payment under this Agreement and under the Notes not later than 11:00 a.m. (New York time) on the date when due to Administrative Agent at Administrative Agent’s Office in immediately available funds. Administrative Agent will thereafter, on the day of its receipt of each such payment, cause to be distributed to each Lender such Lender’s appropriate share (based upon the respective outstanding principal amounts of the Notes and the respective rates of interest thereunder) of the payments of principal and interest, and its appropriate share of the payments of other sums, in like funds for the account of such Lender’s Applicable Lending Office. Payments by Borrower hereunder or under the Notes or other Loan Documents shall be made without setoff or counterclaim.

     Except to the extent otherwise provided in this Agreement, whenever any payment to be made under this Agreement or under the Notes is due on any day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and, if applicable, fees, as the case may be.

     Section 2.06. Monthly Principal and Interest Payments. Borrower shall make monthly payment of principal and interest as follows: monthly payments of the Monthly P&I Amount shall be due and payable on March 1, 2010 and on each Monthly Payment Date thereafter to and including the Maturity Date. Any amount not paid when due (when scheduled, at acceleration or otherwise) shall bear interest thereafter, payable on demand, at the Default Rate. Interest (in the case of Base Rate Loans and LIBOR Loans) shall be calculated on the basis of a 360-day year for the actual number of days elapsed in the Interest Period, provided that the first day of the Interest Period shall be included and the last day of said Interest Period shall be excluded. Interest at the Default Rate shall be payable on demand.

     Any change in the Prime Rate or the Federal Funds Rate shall be automatically effective as of the day on which such change in rate occurs. Each determination of an interest rate by Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on Borrower in the absence of manifest error.

     Section 2.07. Elections, Conversions and Continuations of Interest Rate. Subject to the terms and conditions of this Agreement (including the provisions of Article III), Borrower shall have the option to have the Principal Amount bear interest as Base Rate Loans or LIBOR Loans, as follows:

     (a) Borrower may elect pursuant to a Rate Request to have all or any portion of the Loan be Base Rate Loans or LIBOR Loans (provided, however, that in no event shall Borrower be permitted to elect to have all or a portion of the Loan be a Base Rate Loan if the Base Rate is then less than the LIBO Rate;

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     (b) Borrower may elect pursuant to a Rate Request to convert all or any portion of the outstanding Base Rate Loans to LIBOR Loans, provided that no such conversion shall be permitted: (i) when any Event of Default has occurred and is continuing and Administrative Agent has determined that such a conversion is not appropriate; or (ii) after the date which is one (1) month prior to the Maturity Date;

     (c) Borrower may elect pursuant to a Rate Request to convert all or any portion of the outstanding LIBOR Loans to Base Rate Loans (unless, at the time of delivery of such Rate Request, the Base Rate is then less than the LIBO Rate); and

     (d) Any LIBOR Loan may be continued upon the expiration date of its then current Interest Period by Borrower pursuant to a Rate Request; provided that no LIBOR Loan may be continued: (i) when any Event of Default has occurred and is continuing and Administrative Agent has determined that such a continuation is not appropriate; or (ii) after the date that is one (1) month prior to the Maturity Date.

     If Borrower fails to submit a Rate Request with respect to the conversion or continuation of an existing LIBOR Loan to Administrative Agent in accordance with the provisions of this Agreement by 11:00 a.m. New York time three (3) Business Days prior to the last day of the Interest Period therefor, Borrower shall be deemed to have elected a LIBOR Loan with an Interest Period of one (1) month (unless such Interest Period would expire after the Maturity Date, in which case the outstanding LIBOR Loan shall automatically be converted to a Base Rate Loan).

     Administrative Agent shall, upon its receipt of each Rate Request from Borrower (and upon the conversion of a LIBOR Loan to a Base Rate Loan pursuant to the immediately preceding paragraph), promptly notify each Lender either by telephone or by facsimile of the specified amount thereof and the amount of Lender’s portion thereof, the Interest Period and date of commencement thereof, and the Applicable Interest Rate with respect to such portion of the Loan.

     Each Rate Request shall be applicable to the Notes in accordance with Lenders’ respective Pro Rata Shares, so that, barring a conversion or suspension of LIBOR Loans by one or more, but not all, Lenders, pursuant to Article III, the outstanding principal amounts of each of the Notes shall contain segments representing Base Rate Loans and/or LIBOR Loans, each of which segments shall correspond to a proportional segment of the outstanding principal amount of every other Note.

     Section 2.08. Minimum Amounts and Maximum Number of Tranches. With regard to the Loan as a whole, all elections, conversions and continuations of LIBOR Loans or Base Rate Loans shall be in a minimum amount of $5,000,000 and in integral multiples of $1,000,000. Borrower shall not have the right to have more than three (3) distinct Interest Periods, in the aggregate, in respect of LIBOR Loans in effect at anyone time in respect of the Principal Amount, whether or not there are any outstanding Base Rate Loans at the time.

     Section 2.09. Inapplicability of LIBOR Loans. Any portion of the Principal Amount that is not bearing interest as, or cannot pursuant to the terms of this Agreement bear interest as, a LIBOR Loan shall bear interest as a Base Rate Loan. Upon the occurrence and during the continuance of an Event of Default, the entire Principal Amount shall, at the option of the Required Lenders, immediately and without notice to Borrower, bear interest as a Base Rate Loan. The foregoing provisions shall not be construed as a waiver by Lenders of their right to pursue any other remedies available to them under the Deed of Trust or any other Loan Document nor shall they be construed to limit in any way the application of the Default Rate as provided in the Deed of Trust.

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EXHIBIT 10.1

     Section 2.10. Late Payment Premium. Borrower shall pay to Administrative Agent, for the account of Lenders, a late payment premium in the amount of 5% of any payments of regular principal, interest, fees or other amounts payable under the Loan Documents made more than five (5) Business Days after the due date thereof, which late payment premium shall be due with any such late payment. The acceptance of a late payment premium shall not constitute a waiver of any Default or Event of Default then existing or thereafter arising. Further, Administrative Agent’s failure to collect a late payment premium at any time shall not constitute a waiver of Administrative Agent’s or Lenders’ right thereafter, at any time and from time to time (including, without limitation, upon acceleration of the Notes or upon payment in full of the Loan), to collect such previously uncollected late payment premiums or to collect subsequently accruing late payment premiums.

Section 2.11. Voluntary Prepayments.

     (a) Borrower, with thirty (30) Business Days’ notice to Administrative Agent, may at any time and from time to time prepay the Principal Amount, in whole or in part, provided that Borrower gives facsimile notice of such prepayment which shall specify: (i) the date and amount of the prepayment; (ii) whether the prepayment is of LIBOR Loans, Base Rate Loans or a combination thereof, and, if a combination thereof, the amount allocable to each; and (iii) in the case of prepayment of LIBOR Loans, the expiration date of the applicable Interest Period. Prepayment of all or any portion of the Principal Amount may be made in accordance with this Section 2.11(a) provided that: (i) the principal amount prepaid is not less than $1,000,000; (ii) all accrued and unpaid interest to and including the date of such prepayment on the amount being prepaid is then paid; (iii) any amounts payable pursuant to Article III are then paid; (iv) the applicable Prepayment Fee is then paid on the amount of any prepayment in excess of $7,500,000 in any calendar year; and (v) all fees and expenses incurred by Administrative Agent or Lenders in connection with the prepayment are then paid. Amounts prepaid may not be reborrowed. Each notice delivered by Borrower pursuant to this Section 2.11 shall be irrevocable; provided that a notice delivered by Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by Borrower (by notice to Administrative Agent not less than three (3) Business Days prior to the noticed prepayment date) if such condition is not or will not be satisfied.

     (b) If payment of all or any part of the Principal Amount is tendered by Borrower or otherwise recovered by Lenders, whether or not after the occurrence of an Event of Default and/or acceleration of the Loan, such tender or recovery shall be deemed to be a voluntary prepayment by Borrower and Borrower shall pay, in addition to the Principal Amount (or such aforementioned part thereof), the applicable Prepayment Fee thereon.

     Section 2.12. Extension Option. Borrower shall have the option to extend the Maturity Date for two (2) thirteen month terms (each, an "Extension Period") upon satisfaction of the following:

     (i) Borrower shall give notice of its exercise of the applicable extension option (the "Extension Notice") to Administrative Agent for receipt by Administrative Agent not less than sixty (60) and not more than one hundred twenty (120) days prior to the then applicable Maturity Date,

     (ii) at the time of the giving of the Extension Notice and on the then applicable Maturity Date, no Default described in Section 2.01(a)(i) of the Deed of Trust or any Event of Default shall have occurred and be continuing,

     (iii) Administrative Agent’s receipt by the then applicable Maturity Date of payment of an extension fee in an amount equal to .0025 times the Principal Amount,

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     (iv) the ratio of the Principal Amount to the then current as-is market value of the Trust Property remaining subject to the Deed of Trust, as determined by an appraisal ordered and received by, and reasonably acceptable to, Administrative Agent in conjunction with the request for extension shall not exceed 55%,

     (v) no material adverse change in the condition of the Trust Property or the financial condition of Borrower or Guarantor has occurred since the date of the Financial Statements of each last submitted to Administrative Agent prior to the date thereof,

(vi) Borrower shall be in compliance with the requirements of Section 9.02 hereof,

     (vii) if, as of the then applicable Maturity Date, the LIBO Rate with an Interest Period of one month is then exceeding, and has exceeded, 3.50% for two consecutive weeks, Borrower shall have delivered to Administrative Agent an Interest Rate Protection Agreement meeting the criteria of Section 6.10 hereof which extends through the extended Maturity Date, and

     (viii) all representations and warranties of Borrower or Guarantor contained herein and in the other Loan Documents remain true and correct in all material respects as of the scheduled Maturity Date.

ARTICLE III YIELD MAINTENANCE ETC.

     Section 3.01. Additional Costs and Other Effects of Regulatory Changes; Taxes. Borrower shall pay directly to a Lender such amounts as are necessary to compensate such Lender for Additional Costs resulting from any Regulatory Change which (i) subjects such Lender to any tax, duty or other charge with respect to the Loan or its Note, or changes the basis of taxation of any amounts payable to such Lender under the Loan or its Note (other than income, franchise or other taxes imposed on the overall net income or profits or taxable margin of such Lender or of its Applicable Lending Office by the jurisdiction in which such Lender’s principal office or such Applicable Lending Office is located), (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender, (iii) imposes on such Lender or, in the case of LIBOR Loans, on the London interbank market, any other condition affecting the Loan or its Note, or any of such extensions of credit or liabilities or (iv) imposes any capital adequacy requirements on such Lender by virtue of the Loan or the Notes. Such Lender will notify Borrower in writing (with a copy to Administrative Agent) of any event occurring after the Closing Date which would entitle it to compensation pursuant to this paragraph as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and will designate a different Applicable Lending Office for those portions of the Loan affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in such Lender’s good faith opinion, be disadvantageous to it, provided that such Lender shall have no obligation to so designate an Applicable Lending Office located in the United States.

     Without limiting the effect of the immediately preceding paragraph, in the event that, by reason of any Regulatory Change, (i) a Lender incurs Additional Costs based on or measured by the excess above a specified level of the amount of (1) a category of deposits or other liabilities of such Lender which includes deposits by reference to which the LIBO Rate is determined as provided in this Agreement and/or (2) a category of extensions of credit or other assets of such Lender which includes loans the interest on which is determined on the basis of rates referred to in the definition of "LIBO Rate" in Section 1.01, (ii) a Lender becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold or (iii) it shall be unlawful or impossible for a Lender to make or maintain a LIBOR Loan, then such Lender’s obligation to make or maintain a LIBOR Loan

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(and Borrower’s right to request the same) shall be suspended and such Lender shall give notice thereof to Borrower (with a copy to Administrative Agent) and, upon the giving of such notice, interest payable on the affected Note shall be converted to the rate for Base Rate Loans, unless such Lender may lawfully continue to maintain its LIBOR Loan (or any portion thereof) to the end of the current Interest Period(s), at which time the interest rate on the affected Note shall convert to the rate for Base Rate Loans. If subsequent to any conversion to Base Rate Loans as provided above such Lender determines that such Regulatory Change has ceased to be in effect, such Lender will reasonably promptly thereafter notify Borrower (with a copy to Administrative Agent), and Borrower may convert the affected Base Rate Loan to a LIBOR Loan by submitting a Rate Request in respect thereof and otherwise complying with the provisions of this Agreement with respect thereto.

     Determinations by each Lender of the existence or effect of any Regulatory Change on its costs of making or maintaining a LIBOR Loan, or on amounts receivable by it in respect thereof, and of the additional amounts required to compensate such Lender in respect of Additional Costs, shall be conclusive, so long as made on a reasonable basis.

     A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender as specified in this Section 3.01 shall be delivered to Borrower (with a copy to Administrative Agent) and shall be conclusive, absent manifest error. Borrower shall pay any such Lender such amount or amounts within five Business Days after demand therefor.

     Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.01 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate a Lender under this Section 3.01 for any Additional Costs incurred more than nine months prior to the date that such Lender notifies Borrower of such Additional Costs and of such Lender’s intention to claim compensation therefor; provided further that if the Regulatory Change giving rise to such Additional Costs is retroactive, then such nine-month period shall be extended to include the period of such retroactive effect.

     Section 3.02. Limitations on Availability of LIBOR Loans. Anything herein to the contrary notwithstanding, if, at the time of or prior to the determination of the LIBO Rate in respect of any Rate Request as provided in this Agreement, (i) Administrative Agent determines (which determination shall be conclusive absent manifest error, and so long as made on a reasonable basis) that by reason of circumstances affecting the London interbank market generally, adequate and fair means do not or will not exist for determining the LIBO Rate applicable to an Interest Period or (ii) a Lender determines (which determination shall be conclusive and binding absent manifest error, so long as made on a reasonable basis) that the LIBO Rate will not accurately reflect the cost to such Lender of making or maintaining a LIBOR Loan, then Administrative Agent, in the case of the circumstances described in clause (i) above, or such Lender, in the case of the circumstances described in clause (ii) above, shall give Borrower prompt written notice thereof (with a copy to Administrative Agent in the case of the notice from such Lender), and the Rate Request in question, in the case of the circumstances described in clause (i) above, or such Lender’s portion thereof, in the case of the circumstances described in clause (ii) above, shall bear interest, or continue to bear interest, as the case may be, as a Base Rate Loan. If at any time subsequent to Administrative Agent’s or such Lender’s giving of such notice, Administrative Agent or such Lender, as the case may be, determines that because of a change in circumstances LIBOR Loans are again available to Borrower, Administrative Agent or such Lender, as the case may be, shall so notify Borrower (with a copy to Administrative Agent, in the case of the notice from such Lender) and Borrower may convert the Base Rate Loans or the affected Base Rate Loans, as the case may be, to LIBOR Loans by submitting a Rate Request in respect thereof and otherwise complying with the provisions of this Agreement with respect thereto.

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     Section 3.03. Certain Compensation. Borrower shall pay directly to a Lender, promptly upon request and notwithstanding contrary provisions contained in the Deed of Trust or other Loan Documents, such amounts as shall, in the judgment of such Lender (which shall be conclusive and binding absent manifest error and so long as made on a reasonable basis), compensate it for any loss, cost or expense incurred by it as a result of (i) any failure by Borrower to make a borrowing of, conversion into or continuation of a LIBOR Loan after Borrower has given a notice requesting the same in accordance with this Agreement, (ii) any failure by Borrower to make any prepayment after Borrower has given notice thereof in accordance with the provisions of this Agreement (unless revoked by Borrower in accordance with the terms of Section 2.11(a) hereof), (iii) the making of any payment or prepayment (under any circumstances whatsoever, whether voluntary or involuntary) of any LIBOR Loan on a date other than the last day of an applicable Interest Period, (iv) the conversion (for any reason whatsoever, whether voluntary or involuntary) of a LIBOR Loan to a Base Rate Loan on a date other than the last day of an applicable Interest Period, or (v) the early termination of any Interest Rate Protection Agreement (as more particularly provided in the Interest Rate Protection Agreement). In the cases of clauses (i) through (iv) above, such amounts shall include, without limitation, an amount equal to the present value (using as a discount rate the rate at which interest is computed pursuant to clause (y) below) of the excess, if any, of (x) the amount of interest that would have accrued on the amount so prepaid, converted, not borrowed, not continued, not converted or not prepaid, as the case may be, for the period from the date of occurrence to the last day of the applicable Interest Period at the applicable rate of interest provided for herein over (y) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market. In the case of clause (v) above, such amounts shall include, without limitation, any loss, cost or expense arising from the reemployment of funds obtained by the affected Lender, from fees payable to terminate the deposits from which such funds were obtained or from reversing any Interest Rate Protection Agreement.

     Section 3.04. "Lender" to Include Participants. For purposes of this Article III and of the definitions of "Additional Costs", "Regulatory Change" and "Reserve Requirements" in Section 1.01, the term "Lender" shall be deemed to include Postbank. For purposes of this Article III and of the definition of "Additional Costs" in Section 1.01, the term "Lender" shall, at each Lender’s option, be deemed to include such Lender’s present and future Participants in the Loan to the extent of each such Participant’s actual Additional Costs or other losses, costs or expenses payable pursuant to this Article III; provided, that Participants shall not be entitled to receive any greater compensation pursuant to this Article III than the applicable Lender would have been entitled to receive with respect to the Participation sold to such Participant. Any Participant not organized under the Laws of the United States or any state thereof shall not be entitled to the benefits of Section 3.01 unless Borrower is notified in writing of the Participation sold to such Participant and such Participant agrees, for the benefit of Borrower, to comply with Section 7.13 as though it were a Lender.

ARTICLE IV CONDITIONS PRECEDENT

     Section 4.01. Conditions Precedent to Advance. Lenders shall not be obligated to make the Loan Advance until the following conditions shall have been satisfied or waived:

     (a) There shall exist no Default or Event of Default, and no Default or Event of Default would result from the making of the Loan Advance;

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     (b) The representations and warranties made to Administrative Agent or Lenders herein, in the other Loan Documents and in any other document, certificate or agreement executed or delivered by or on behalf of Borrower or Guarantor or their Affiliates to Administrative Agent or Lenders in connection with the Loan shall be true and correct in all material respects on and as of the date of the Loan Advance with the same effect as if made on such date;

     (c) (i) No material adverse condition or material adverse change in or affecting the business, operations, Trust Property, financial condition or prospects of the Borrower or Guarantor shall have occurred, (ii) no information or other matter affecting the Borrower or Guarantor which is inconsistent in a material and adverse manner with any such information or other matter disclosed to Administrative Agent prior to September 15, 2009 shall have been received by Administrative Agent, (iii) no material disruption of or material adverse change in financial, banking or capital market conditions shall have occurred, and (iv) no outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war shall have occurred;

(d)	The Improvements shall not have been materially damaged by fire or other casualty; and

(e)	Administrative Agent shall have received (or shall receive contemporaneously with closing,

in the case of fees and expenses and evidence of filing and/or recordation of documents) and approved each of the following:

     (1) Fees and Expenses. (i) The upfront fee to be paid on or before the Closing Date, to be retained by Administrative Agent and/or PB Capital for its own account; and (ii) all fees and expenses incurred by Administrative Agent (including, without limitation, the reasonable fees and expenses of Lenders’ Counsel, Lenders’ environmental and insurance consultants, and the preparer of the appraisal required by paragraph (8) below);

     (2) Loan Documents. This Agreement and each of the other Loan Documents duly executed by the parties thereto, and, where applicable, duly acknowledged and in proper form for recording or filing, as the case may be, and all necessary or desirable recordings and filings shall have been duly made;

     (3) Insurance Policies. The policies of insurance required by the Deed of Trust naming Administrative Agent as insured, together with evidence of the payment of the premiums therefor;

     (4) Title Policies. A paid title insurance policy (or policies) in the amount of the Deed of Trust, in ALTA form approved by Lenders’ Counsel, issued by the Title Insurer, which shall insure the Deed of Trust to be a valid first lien on Borrower’s interest in the Premises free and clear of all defects and encumbrances except those previously received and approved by Lenders’ Counsel, and shall contain:

     (i) full coverage against mechanics’ liens (filed and inchoate) and full coverage over existing lawsuits,

     (ii) a reference to the survey but no survey exceptions except for those matters shown on the survey approved by Lenders’ Counsel, and

(iii) such affirmative insurance and endorsements as Lenders’ Counsel may require,

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and shall be accompanied by such reinsurance agreements between the Title Insurer and title companies approved by Administrative Agent, in ALTA 1994 facultative form, as Administrative Agent may reasonably require;

     (5) Survey. A current ALTA/ACSM survey of the Premises certified to Administrative Agent and the Title Insurer showing, inter alia;

(i)	the location of the perimeter of the Premises by courses and distances,

(ii)	all locatable easements, rights-of-way, and utility lines referred to in the title policy required by this Agreement or which actually service or cross the Premises,

     (iii) the lines of the streets abutting the Premises and the width thereof, and any established building and setback lines,

(iv) encroachments and the extent thereof upon the Premises,

     (v) the Improvements to the extent constructed, and the relationship of the Improvements by distances to the perimeter of the Premises, established building, setback and street lines,

     (vi) if the Premises are described as being on a filed map, a legend relating the survey to said map, and

(vii) all flood zone designations in respect of the Premises;

     (6) Counsel Opinions. An opinion of (i) Steven M. Edmonds, general counsel to Borrower and Guarantor and (ii) Hunton & Williams LLP, special counsel to Borrower and Guarantor, each in form and substance reasonably acceptable to Administrative Agent;

     (7) Financial Statements. Financial Statements for the period ending September 30, 2009, and such other financial data as Administrative Agent shall reasonably require;

     (8) Appraisal. An independent FIRREA appraisal of the Premises commissioned by Administrative Agent and produced by an MAI real estate appraiser, certified in the jurisdiction(s) in which the Premises are located in accordance with the current Uniform Standards of Professional Appraisal Practice (USPAP) as promulgated by the Appraisal Foundation, which shall indicate a value of the Premises acceptable to Administrative Agent, and shall otherwise be reasonably satisfactory to Administrative Agent in all respects;

     (9) Hazardous Materials Report/Reliance Letter. A detailed report, in form satisfactory to Administrative Agent, by a properly qualified engineer, which shall include, inter alia, a certification that such engineer has obtained and examined a list of prior owners, tenants and other users of all or any portion of the Premises or the improvements thereon, and has made an on-site physical examination of the Premises, and a visual observation of the surrounding areas, together with, if required by Administrative Agent, a "reliance letter" addressed to Administrative Agent with respect to such report (including (i) a Phase I Environmental Assessment in accordance with ASTM Standard 1527-00, (ii) if recommended by the Phase I, a Phase II Environmental Assessment and (iii) if adverse environmental conditions are identified, a remediation plan);

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     (10) Certificates and Approvals. Copies of a zoning confirmation letter issued by the City of Richmond and certificates of occupancy for the Improvements, and any and all other authorizations, certificates, permits and approvals required by Governmental Authorities or otherwise necessary for the use, occupancy and operation of the Premises and/or Improvements;

     (11) Management and Leasing Contracts. Certified copies of any agreements to which Borrower or Guarantor is a party providing for or relating to the management, maintenance, operation or leasing of the Premises or Improvements (other than the MeadWestvaco Lease delivered pursuant to Section 4.01(e)(16) below and the documents listed as exceptions in the title policy delivered pursuant to Section 4.01(e)(4) above);

(12) Organizational Documents.

(i) An organizational chart for Borrower and Guarantor;

     (ii) For Borrower, a certificate of an officer of its manager certifying as to the incumbency of the Persons executing any of the Loan Documents on behalf of Borrower and attaching (A) a good standing certificate issued as of a recent date by the Clerk of the State Corporation Commission of the Commonwealth of Virginia, (B) a certified copy of the resolutions of its manager authorizing the consummation of the transactions contemplated hereby and the execution, delivery and performance of the Loan Documents to which Borrower is a party, (C) a copy of Borrower’s articles of organization, certified as of a recent date by the Clerk of the State Corporation Commission of the Commonwealth of Virginia and (D) a copy of its Second Amended and Restated Operating Agreement; and

     (iii) For Guarantor, a certificate of a secretary of Guarantor certifying as to the incumbency of the Persons executing any of the Loan Documents on behalf of Guarantor and attaching (A) a good standing certificate issued as of a recent date by the Clerk of the State Corporation Commission of the Commonwealth of Virginia, (B) a certified copy of the resolutions of its board of directors authorizing the consummation of the transactions contemplated hereby and the execution, delivery and performance of the Loan Documents to which Guarantor is a party, (C) a copy of Guarantor’s articles of incorporation, certified as of a recent date by the Clerk of the State Corporation Commission of the Commonwealth of Virginia and (D) a copy of its Bylaws.

     (13) Funding Statement. A funding statement, duly executed by Borrower, in Administrative Agent’s standard form, with regard to the disbursement of the Loan Advance;

     (14) Chattel Searches. UCC, judgment, lien and bankruptcy searches against Borrower and Guarantor, which shall be satisfactory to Administrative Agent;

     (15) Equity Contribution. Evidence satisfactory to Administrative Agent that Borrower shall have contributed on or before the Closing Date equity of not less than $40,000,000.00;

     (16) MeadWestvaco Lease. A certified true, correct and complete copy of the MeadWestvaco Lease, which shall be satisfactory to Administrative Agent, and the tenant under the MeadWestvaco Lease shall have taken occupancy of the premises demised thereunder and commenced payment of the unabated rent therefor;

     (17) W-9. Two W-9 Forms for Borrower with original signatures, its Federal Tax I.D. Number and its registered address under its documents of formation; and

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     (18) Additional Documentation. Such other approvals, opinions or documents as Administrative Agent may reasonably request.

     Section 4.02. Documentation Etc. Satisfactory. All documentation and proceedings deemed by Administrative Agent or Lenders’ Counsel to be necessary or required in connection herewith and the documents relating hereto shall be subject to the prior approval of, and satisfactory to, both of them as to form and substance.

     Section 4.03. Administrative Agent’s Determination Conclusive. Administrative Agent shall, at all times, be free to independently establish to its satisfaction the existence or nonexistence of any fact or facts the existence or nonexistence of which is a condition hereof.

ARTICLE V REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Administrative Agent and Lenders that:

     Section 5.01. Due Formation; Power and Authority. Each of Borrower and Guarantor is duly organized, validly existing and in good standing under the Laws of the Commonwealth of Virginia, and has full power and authority to consummate the transactions contemplated hereby and to execute, deliver and perform this Agreement and any other Loan Document to which it is a party.

     Section 5.02. Legally Enforceable Agreements. Each Loan Document to which Borrower or Guarantor is a party is a legal, valid and binding obligation of such party, enforceable against Borrower or Guarantor, as the case may be, in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar Laws affecting creditors’ rights generally.

     Section 5.03. Financial Statements. Financial Statements which have been heretofore delivered to Lenders are true and correct in all material respects and fairly present in all material respects the respective financial conditions of the subjects thereof as of the respective dates thereof; as of the Closing Date, no material adverse change has occurred in the financial conditions reflected therein since the respective dates thereof.

     Section 5.04. Compliance With Laws; Payment of Taxes. Borrower and Guarantor are in compliance with, and the transactions contemplated hereby and by the other Loan Documents do not and will not violate any provision of, or require any filing, registration, consent or approval under, any Law presently in effect having applicability to Borrower or Guarantor except for (i) the filing of the Deed of Trust, Uniform Commercial Code financing statements, a Form 8-K to be filed with the Securities and Exchange Commission, and (ii) filings that have been obtained or made and are in full force and effect; Borrower has filed all tax returns (federal, state and local) required to be filed and has paid all taxes, assessments and governmental charges and levies due and payable (including those with respect to the Premises), including interest and penalties.

     Section 5.05. Litigation. There are no actions, suits or proceedings pending or, to the knowledge of a Responsible Officer threatened against or affecting Borrower, Guarantor, the Premises, the validity or enforceability of the Deed of Trust or the priority of the lien thereof at law, in equity or before or by any Governmental Authorities as to which there is a reasonable possibility of an adverse determination that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; to the knowledge of a Responsible Officer, Borrower and Guarantor are in compliance with respect to any order, writ, injunction, decree or demand of any court or Governmental Authorities applicable to it, except where non-compliance could not reasonably be expected to result in a Material Adverse Effect.

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     Section 5.06. No Conflicts or Defaults. The consummation of the transactions contemplated hereby and the performance hereof and of the other Loan Documents have not resulted in, and will not constitute, a default under any mortgage, deed of trust, lease, bank loan or credit agreement, corporate charter, by-laws, partnership agreement or other instrument to which Borrower or Guarantor is a party or by which either of them may be bound or affected, in each case as could reasonably be expected to result in a Material Adverse Effect.

     Section 5.07. Solvency. As of the Closing Date, Borrower and Guarantor are, and upon consummation of the transactions contemplated by this Agreement and the other Loan Documents will be, solvent.

     Section 5.08. Governmental Regulation. Borrower is not subject to regulation under the Investment Company Act of 1940 or any Law limiting its ability to incur indebtedness for money borrowed as contemplated hereby.

     Section 5.09. Insurance. Borrower has in force, and has paid the premiums in respect of, all of the insurance required by the Deed of Trust.

     Section 5.10. ERISA. Neither Borrower nor Guarantor nor any fiduciary acting on behalf of Borrower or Guarantor has engaged in any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) with respect to a Pension Plan which could subject Borrower or Guarantor or any Person whom they have an obligation to indemnify to any tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA in an amount that could reasonably be expected to result in a Material Adverse Effect; except as disclosed on Schedule 5.10, neither Borrower nor Guarantor nor any ERISA Affiliate maintains, contributes to or has any liability on account of a complete or partial withdrawal from a Multiemployer Plan or the termination of any other plan subject to Title IV of ERISA; each Pension Plan (other than a Multiemployer Plan) is administered in all material respects in accordance with its terms and in compliance with all applicable Laws, including any reporting requirements; each Pension Plan (other than a Multiemployer Plan) intending to qualify under Section 401(a) or 401(k) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Pension Plan satisfies the requirements of Section 401(a) of the Code; there is no lien outstanding or security interest given in connection with a Pension Plan; neither Borrower nor Guarantor nor any ERISA Affiliate has any liability with respect to an accumulated funding deficiency (whether or not waived) under Section 412 of the Code or Section 302 of ERISA; neither Borrower nor Guarantor has any liability for retiree medical or death benefits (contingent or otherwise) other than as required by Section 4980B of the Code or as disclosed on Schedule 5.10; and no part of the funds to be used by Borrower or Guarantor in satisfaction of their respective obligations under this Agreement and the other Loan Documents constitute "plan assets" of any "employee benefit plan" within the meaning of ERISA or of any "plan" within the meaning of Section 4975(e)(1) of the Code, as interpreted by the Internal Revenue Service and the United States Department of Labor in rules, regulations, releases or bulletins or as interpreted under applicable case law.

     Section 5.11. Other Documents. As of the Closing Date, the MeadWestvaco Lease is unmodified and in full force and effect, and there are no defaults (or events which with notice or the passage of time, or both, would constitute such a default) thereunder and all conditions to the effectiveness and continuing effectiveness thereof required to be satisfied as of the Closing Date have been satisfied.

Section 5.12. No Default. There exists no Default or Event of Default.

     Section 5.13. Accuracy of Information; Full Disclosure. To the knowledge of a Responsible Officer, neither this Agreement nor any documents, Financial Statements, reports, notices, schedules, certificates,

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statements or other writings furnished by or on behalf of Borrower or Guarantor to Administrative Agent or Lenders in connection with the negotiation of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby, or required herein or by the other Loan Documents to be furnished by or on behalf of Borrower or Guarantor, taken as a whole, contains any untrue or misleading statement of a material fact or omits a material fact necessary to make the statements herein or therein, in light of the circumstances under which such statements were then made, not misleading; to the knowledge of a Responsible Officer, there is no fact which Borrower has not disclosed to Administrative Agent and Lenders in writing or which is available from Forms 10-K or 10-Q filed by Guarantor with the Securities and Exchange Commission and available on-line which materially affects adversely or, to the knowledge of a Responsible Officer, will materially affect adversely any of the Trust Property or the business affairs or financial condition of Borrower or Guarantor, or the ability of Borrower or Guarantor to perform this Agreement and the other Loan Documents.

     Section 5.14. Separate Tax and Zoning Lot. The Premises constitute a distinct parcel for purposes of zoning and of taxes, assessments and impositions (public or private) and are not otherwise considered as part of a larger single lot for purposes of zoning or of taxes, assessments or impositions (public or private).

     Section 5.15. Improvements. There are no known structural defects in the Improvements or known violations of any requirement of any Governmental Authorities with respect thereto. The Improvements and the planned use thereof comply with all applicable zoning and other Laws and restrictive covenants affecting the Premises; and all requirements for such use have been satisfied.

     Section 5.16. Creation of Liens. It has entered into no contract or arrangement of any kind the performance of which by the other party thereto would give rise to a lien on the Trust Property that is prior to the Deed of Trust.

Section 5.17. USA Patriot Act.

     (a) (i) As of the Closing Date none of the funds or other assets of Borrower or of any of its direct or indirect owners constitute property of, or are beneficially owned, directly or indirectly, by, any Person subject to trade restrictions under United States Law, including those who are covered by the International Emergency Economic Powers Act, 50 U.S.C. §§1701 et seq., The Trading with the Enemy Act, 50 U.S.C. §§ 1 et seq., and any Executive Orders or regulations promulgated thereunder (an "Embargoed Person") with the result that the investment in Borrower (whether directly or indirectly) is prohibited by such applicable Law or the Loan is in violation of such Law; (ii) no Embargoed Person has any interest of any nature whatsoever (whether directly or indirectly) in Borrower with the result that the investment in Borrower (whether directly or indirectly) is prohibited by such applicable Law or the Loan is in violation of such Law; and (iii) none of the funds of Borrower have been derived from any unlawful activity with the result that the investment in Borrower (whether directly or indirectly) is prohibited by such applicable Law or the Loan is in violation of such Law.

     (b) Neither Borrower nor any of its direct or indirect owners is in violation of any order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control ("OFAC"), or any other anti-money laundering Law.

     (c) Neither Borrower nor any if its direct or indirect owners is a Person with whom United States Persons are restricted from doing business with under (a) regulations issued by OFAC (including those persons and entities named on OFAC’s Specially Designated Nationals and Blocked Persons list) or under any United States Law (including the September 24, 2001, Executive Order Blocking Property and Prohibiting

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Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or (b) any other Law. Without limiting the foregoing, Borrower is not presently funding its obligations hereunder with funds from any of the Persons referred to in this paragraph (c).

     (d) The organizational chart of Borrower delivered to Administrative Agent is true and correct as of the Closing Date. Borrower, its sole member and Guarantor have provided Administrative Agent with the information requested by Administrative Agent to enable Administrative Agent and Lenders to comply with their obligations under the Patriot Act.

     (e) Amounts required to be delivered to or paid by Borrower under this Agreement or its membership agreement or the Loan Documents are not derived from Illegal Proceeds and/or from an Illegal Source.

ARTICLE VI COVENANTS OF BORROWER

     Borrower covenants and agrees that, so long as any obligation (other than Unasserted Obligations) remains outstanding hereunder, it will promptly:

     Section 6.01. Compliance with Laws; Payment of Taxes. Comply in all material respects with all Laws applicable to it, including those applicable to the Trust Property, or any part thereof, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed on it or the Trust Property, or any part thereof.

     Section 6.02. Leases and Premises Documents. Deliver to Administrative Agent (a) certified copies of all leases in respect of the Premises and all Premises Documents and all amendments to any thereof (in any case, whether executed before or after the Closing Date), and (b) promptly upon receipt, copies of all notices of defaults or events of default under the MeadWestvaco Lease or any other Qualifying Leases received or delivered by Borrower.

Section 6.03. Intentionally Omitted.

     Section 6.04. Covenants, Restrictions and Easements. Comply with all restrictions, covenants and easements affecting the Premises or the Improvements except where non-compliance could not reasonably be expected to result in a Material Adverse Effect.

     Section 6.05. Payment of Costs. Subject to Borrower’s right to contest such amounts pursuant to Section 1.07(c) of the Deed of Trust, pay all costs and expenses required for completion of the Improvements and the satisfaction of the conditions hereof, including, without limitation:

     (a) all document and stamp taxes, recording and filing expenses and fees (unless lawfully exempt therefrom) and commissions lawfully due to brokers in connection with the transactions contemplated hereby,

     (b) any taxes, insurance premiums, liens, security interests or other claims or charges against the Premises or Improvements, and

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     (c) all costs of completion of the work to be performed by Borrower in space to be occupied in the Improvements (including public space) to permit the lawful occupancy thereof for the purposes contemplated by actual or prospective lessees or owners of such space as set forth in the individual leases.

     Section 6.06. Brokers. Indemnify Administrative Agent and Lenders against claims of brokers with whom Borrower has dealt or allegedly dealt arising by reason of the execution hereof or the consummation of the transactions contemplated hereby.

     Section 6.07. Maintenance, Management, Service and Leasing Contracts. Deliver to Administrative Agent, as and when executed, certified copies of all maintenance, management, service and leasing contracts entered into by or on behalf of Borrower with respect to the Premises, each of which shall be entered into on an arm’s length basis and shall provide for cancellation by Borrower on not more than thirty (30) days notice without penalty or other charge.

     Section 6.08. Information Reporting and Back-up Withholding. Borrower will, at its sole cost and expense, do, execute, acknowledge and deliver all and every such acts, information reports, returns and withholding of monies as shall be necessary or appropriate to comply fully, or to cause full compliance, with all applicable information reporting and back-up withholding requirements of the Code (including all regulations now or hereafter promulgated thereunder) in respect of the Premises and all transactions related to the Premises, and will, within fifteen (15) days after written request, provide Lender with satisfactory evidence of such compliance.

     Section 6.09. Reporting Requirements. Furnish to Administrative Agent (it being understood that Administrative Agent shall provide, promptly upon request, to each Lender):

     (1) Annual Financial Statements; Tax Returns. As soon as available and in any event within ninety (90) days after the end of the respective fiscal years of Borrower and Guarantor, (x) unaudited Financial Statements of Borrower prepared in accordance with generally acceptable accounting principles, as of the end of and for such fiscal year, certified by the principal financial or accounting officer of Guarantor stating in comparative form the respective figures for the preceding fiscal year, and (y) audited Financial Statements of Guarantor, prepared in accordance with generally accepted accounting principles, as of the end of and for such fiscal year, certified by the principal financial or accounting officer of Guarantor, stating in comparative form the respective figures for the preceding fiscal year, certified by Pricewaterhouse Coopers LLP or another firm of certified public accountants reasonably satisfactory to Administrative Agent;

     (2) Quarterly Operating Statements. Within thirty (30) days after the end of each calendar quarter, a quarterly operating statement for the Trust Property, certified by the principal financial or accounting officer of Guarantor (to include actual quarterly and year-to-date net operating income and net cash flow), in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year;

     (3) Compliance Certificate and Tenant Estoppel Certificate. At the time of the delivery of the quarterly operating statements for the Trust Property required by paragraph (2) above, (i) a certificate of the principal financial or accounting officer of Guarantor on behalf of Borrower or Guarantor, as the case may be, dated within five (5) Business Days of the delivery of such statements to Administrative Agent, stating that Borrower is in compliance with the financial covenant in Section 9.02 hereof (together with the calculation and information necessary to confirm the same) and that such officer knows of no Default or Event of Default which has occurred and is continuing, or, if any such Default or Event of Default has occurred and is continuing,

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specifying the nature and period of existence thereof and what action Borrower has taken or proposes to take with respect thereto and (ii) a tenant estoppel certificate addressed to Administrative Agent complying with the provisions of Section 26.3.2 of the MeadWestvaco Lease and stating whether the tenant under the MeadWestvaco Lease has a claim of offset with respect to the payment of rent under the MeadWestvaco Lease with a description of any such claim;

     (4) Notice of Litigation. Promptly after the commencement and knowledge thereof by a Responsible Officer, notice of all actions, suits and proceedings before any court or arbitrator or any Governmental Authorities, affecting Borrower, Guarantor or all or any part of the Trust Property which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

     (5) Notices of Claims of Violation of Law. Promptly upon receipt, copies of all written claims of violation of Laws issued by any Governmental Authority;

     (6) Notices of Defaults. As soon as possible and in any event within ten (10) days after a Responsible Officer becomes aware of the occurrence of a Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action that has been taken or is proposed to be taken with respect thereto;

     (7) Leasing Reports and Property Information. If MeadWestvaco Corporation and/or any permitted sublessees are no longer occupying the entire Improvements, then, within thirty (30) days after the end of each calendar quarter, (x) a current certified leasing status report and (y) a certified rent roll containing the names of all lessees of the Premises, the expiration date of their respective leases, the spaces occupied and the rentals payable thereunder, together with an aging schedule, a tenant receivables report and a list of tenant defaults and together with copies, certified to be true and complete, of such leases as may be requested by Administrative Agent; and

     (8) General Information. Promptly, such other information respecting the condition or operations, financial or otherwise, of Borrower, Guarantor or the Premises as Administrative Agent or any Lender may from time to time reasonably request.

     Section 6.10. Hedging Product. If (i) an Interest Rate Protection Agreement is not in effect with respect to the entire Principal Amount and (ii) the LIBO Rate with an Interest Period of one month exceeds 3.50% for two consecutive weeks, then, no later than ten (10) days thereafter, obtain at Borrower’s own expense an Interest Rate Protection Agreement acceptable to Administrative Agent with Administrative Agent or another entity satisfactory to Administrative Agent having a term ending no earlier than the then applicable Maturity Date in an amount equal to the Principal Amount at a LIBO Rate of no more than 4.00% per annum. Any Interest Rate Protection Agreement obtained by Borrower shall be assigned to Administrative Agent in a manner satisfactory to it with an acknowledgement of such assignment by the counterparty. Any Interest Rate Protection Agreement shall not be secured by the Premises or Borrower’s interest therein unless otherwise agreed by Administrative Agent or unless Administrative Agent or any of its Affiliates is the counterparty.

     Section 6.11. Lockbox and Cash Management Agreement. Enter into the Lockbox Agreement and Cash Management Agreement with Administrative Agent and the Depository Bank, as applicable, and direct that all Rents from the Improvements shall be deposited in the account established thereby and disbursed therefrom as provided in the Lockbox Agreement and the Cash Management Agreement.

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     Section 6.12. No Transfers. No part of the Trust Property nor any interest of any nature whatsoever therein nor any interest of any nature whatsoever in Borrower (whether partnership, membership, stock, equity, beneficial, profit, loss or otherwise) shall in any manner, directly or indirectly, be further encumbered, sold, transferred, assigned or conveyed (collectively, a "Transfer"), or permitted to be further encumbered, sold, transferred, assigned or conveyed without the prior written consent of Administrative Agent, which consent in any and all circumstances may be withheld in the sole and absolute discretion of Administrative Agent. The provisions of the foregoing sentence of this paragraph shall apply to each and every such further Transfer, regardless of whether or not Administrative Agent has consented to, or waived by its action or inaction its rights hereunder with respect to, any such previous Transfer, and whether or not such Transfer is voluntary, by reason of operation of law or is otherwise made. A Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell the Trust Property, or any part thereof, for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Trust Property for other than actual occupancy by a space tenant thereunder, or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any leases or any Rents; (iii) any merger or consolidation of Borrower or Sale or Pledge of the stock of Borrower’s sole member or the creation or issuance of new stock of Borrower’s sole member; or (iv) any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interests of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest of Borrower, or the Sale or Pledge of non-managing membership interests or the creation or issuance of new non-managing membership interests. Notwithstanding the foregoing, a Transfer shall not include the sale, disposition or other transfer of shares or other evidences of ownership of Guarantor so long as Guarantor’s shares are publicly traded.

     Section 6.13. Restriction on Certain Changes Borrower will not (a) modify or amend its articles of organization or change its legal name or jurisdiction of formation without Administrative Agent’s prior consent, not to be unreasonably withheld or (b) change the location of its chief executive office or, if applicable, sole place of business without first giving Administrative Agent at least thirty (30) days’ prior notice.

     Section 6.14. Visitation and Inspection. Borrower will permit Administrative Agent, by its agents, representatives and attorneys, to visit and inspect all or any part of the Premises at reasonable times during normal business hours and upon reasonable prior notice, subject to the rights of tenants. Borrower and Guarantor will keep adequate records and books of account in accordance with generally accepted accounting principles and will permit Administrative Agent, by its agents, accountants and attorneys, at reasonable times during normal business hours and upon reasonable prior notice, to examine their records and books of account and make copies thereof or extracts therefrom, and to discuss their affairs, finances and accounts with the Responsible Officers.

ARTICLE VII

ADMINISTRATIVE AGENT; RELATIONS AMONG LENDERS

     Section 7.01. Appointment, Powers and Immunities of Administrative Agent. Each Lender hereby irrevocably appoints and authorizes Administrative Agent to act as its agent hereunder and under any other Loan Document with such powers as are delegated to Administrative Agent by the terms of this Agreement and any other Loan Document, together with such other powers as are reasonably incidental thereto. Administrative Agent shall perform its obligations under this Agreement and the other Loan Documents in good faith according to the same standard of care as that customarily exercised by Administrative Agent in administering its own real estate

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loans. Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and any other Loan Document or required by Law, and shall not by reason of this Agreement be a fiduciary or trustee for any Lender except to the extent that Administrative Agent acts as an agent with respect to the receipt or payment of funds, nor shall Administrative Agent have any fiduciary duty to Borrower nor shall any Lender have any fiduciary duty to Borrower or any other Lender. No implied covenants, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against Administrative Agent. Neither Administrative Agent nor any of its directors, officers, employees, agents, attorneys-in-fact or affiliates shall be responsible to Lenders for any recitals, statements, representations or warranties made by Borrower or any officer, partner or official of Borrower or any other Person contained in this Agreement or any other Loan Document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document or instrument referred to or provided for herein or therein, for the perfection or priority of any lien securing the obligations hereunder or thereunder or for any failure by Borrower or any Guarantor to perform any of its obligations hereunder or thereunder. Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither Administrative Agent nor any of its directors, officers, employees, agents, attorneys-in-fact or affiliates shall be liable or responsible to Lenders for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct.

     Section 7.02. Reliance by Administrative Agent. Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Administrative Agent. Administrative Agent may deem and treat each Lender as the holder of its Note and interest in the Loan for all purposes hereof and shall not be required to deal with any Person who has acquired a Participation in the Loan from a Lender. As to any matters not expressly provided for by this Agreement or any other Loan Document, Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with instructions signed by the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all Lenders and any other holder of all or any portion of the Loan or Participation therein.

     Section 7.03. Defaults. Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default or of an Event of Default unless Administrative Agent has actual knowledge thereof or has received notice from a Lender or Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that Administrative Agent has such actual knowledge or receives such a notice of the occurrence of a material Default or Event of Default, Administrative Agent shall give prompt notice thereof to Lenders. Administrative Agent shall promptly send to each Lender a copy of any notice of a Default or Event of Default that Administrative Agent sends to Borrower or Guarantor. Administrative Agent, following consultation with Lenders, shall (subject to Section 7.07) take such action with respect to such Default or Event of Default which is continuing, including with respect to the exercise of remedies or the realization on, or operation or disposition of, any or all of the Trust Property or any other collateral for the Loan, as shall be directed by the Required Lenders; provided, however, that, unless and until Administrative Agent shall have received such directions, Administrative Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem to be in the best interest of Lenders. In no event shall Administrative

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Agent be required to take any such action which it determines would expose Administrative Agent to personal liability or would be contrary to the Loan Documents or to Law. Each of Lenders acknowledges and agrees that no individual Lender may separately enforce or exercise any of the provisions of any of the Loan Documents (including, without limitation, the Notes) other than through Administrative Agent.

     Section 7.04. Rights of Administrative Agent as Lender. With respect to its Note and interest in the Loan, Administrative Agent in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Administrative Agent, and the terms "Lender" and "Lenders" shall include Administrative Agent in its capacity as a Lender. Administrative Agent and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with, Borrower or Guarantor (and any affiliates of them) as if it were not acting as Administrative Agent.

     Section 7.05. Sharing of Costs by Lenders: Indemnification of Administrative Agent. Each Lender shall pay its ratable share, based on the respective outstanding principal balances under its Note and the other Notes, of any expenses incurred (and not paid or reimbursed by Borrower after demand for payment is made by Administrative Agent) by or on behalf of Lenders in connection with any Default or Event of Default, including, without limitation, costs of enforcement of the Loan Documents and any advances to pay taxes or insurance premiums, to complete the Improvements or otherwise to preserve the lien of the Deed of Trust or to preserve or protect the Trust Property. In the event a Lender fails to pay its share of expenses as aforesaid, and all or a portion of such unpaid amount is paid by Administrative Agent and/or one or more of the other Lenders, then the defaulting Lender shall reimburse Administrative Agent and/or the other Lender(s) for the portion of such unpaid amount paid by it or them, as the case may be, together with interest thereon at the interest rate for Base Rate Loans from the date of payment by Administrative Agent and/or the other Lender(s). In addition, each Lender agrees to reimburse and indemnify Administrative Agent (to the extent it is not paid by on or behalf of Borrower, after demand for payment is made by Administrative Agent, under Section 8.12 or under the applicable provisions of any other Loan Document, but without limiting the obligation of Borrower under said Section 8.12 or such provisions), for such Lender’s ratable share, based upon the respective outstanding principal balances under its Note and the other Notes, of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Administrative Agent in any way relating to or arising out of this Agreement, any other Loan Document or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which Borrower is obligated to pay under Section 8.12 or under the applicable provisions of any other Loan Document) or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided, however, that no Lender shall be liable for (i) any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified or (ii) any loss of principal or interest with respect to Administrative Agent’s Note or interest in the Loan.

     Section 7.06. Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance on Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own analysis of the collateral for the Loan and of the credit of Borrower and Guarantor, and its own decision to enter into this Agreement, and that it will, independently and without reliance upon Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Loan Document. Administrative Agent shall not be required to keep itself informed as to the performance or observance by Borrower of this Agreement or any other Loan

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Document or any other document referred to or provided for herein or therein or to inspect the properties (including, without limitation, the Premises) or books of Borrower. Except for notices, reports and other documents and information expressly required to be furnished to Lenders by Administrative Agent hereunder, Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of Borrower or Guarantor (or any affiliate of them) which may come into the possession of Administrative Agent or any of its affiliates.

     Section 7.07. Failure of Administrative Agent to Act. Except for action expressly required of Administrative Agent hereunder, Administrative Agent shall in, all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of Lenders under Section 7.05 in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. If any indemnity furnished to Administrative Agent for any purpose shall, in the opinion of Administrative Agent, be insufficient or become impaired, Administrative Agent may call for an additional indemnity and cease, or not commence, the action indemnified against until such additional indemnity is furnished.

     Section 7.08. Resignation or Removal of Administrative Agent. Administrative Agent may resign on at least thirty (30) days’ written notice to Lenders and Borrower or upon the occurrence of an Event of Default. Administrative Agent may be removed at any time with cause by the Required Lenders, provided that Borrower and the other Lenders shall be promptly notified thereof. Upon such resignation or removal of Administrative Agent, the Required Lenders shall have the right to appoint a successor Administrative Agent, which successor Administrative Agent shall (provided there exists no Event of Default) be subject to Borrower’s approval, such approval not to be unreasonably withheld or delayed. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within twenty (20) days after the resignation or the Required Lenders’ removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be one of Lenders, within ten (10) days. The Required Lenders or the retiring Administrative Agent, as the case may be, shall upon the appointment of a successor Administrative Agent promptly so notify Borrower and the other Lenders. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

     Section 7.09. Amendments Concerning Agency Function. Notwithstanding anything to the contrary contained in this Agreement, Administrative Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Loan Document which affects its duties, rights, and/or functions hereunder or thereunder unless it shall have given its prior written consent thereto.

     Section 7.10. Liability of Administrative Agent. Administrative Agent (in its capacity as Administrative Agent and not as a Lender) shall not have any liabilities or responsibilities to Borrower on account of the failure of any Lender to perform its obligations hereunder or to any Lender on account of the failure of Borrower to perform its obligations hereunder or under any other Loan Document.

     Section 7.11. Transfer of Agency Function. Without the consent of Borrower or any Lender, Administrative Agent may at any time or from time to time transfer its functions as Administrative Agent

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hereunder to any of its offices wherever located in the United States, provided that Administrative Agent shall promptly notify Borrower and Lenders thereof.

Section 7.12. Non-Receipt of Funds by Administrative Agent; Adjustments.

     (a) Unless Administrative Agent shall have received notice from a Lender or Borrower (either one as appropriate being the "Payor") prior to the date on which such Lender is to make payment hereunder to Administrative Agent of Loan proceeds or Borrower is to make payment to Administrative Agent, as the case may be (either such payment being a "Required Payment"), which notice shall be effective upon receipt, that the Payor will not make the Required Payment in full to Administrative Agent, Administrative Agent may assume that the Required Payment has been made in full to Administrative Agent on such date, and Administrative Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, make the amount thereof available to the intended recipient on such date. If and to the extent the Payor shall not have in fact so made the Required Payment in full to Administrative Agent, the recipient of such payment shall repay to Administrative Agent forthwith on demand such amount made available to it together with interest thereon, for each day from the date such amount was so made available by Administrative Agent until the date Administrative Agent recovers such amount, at the Federal Funds Rate.

     (b) If, after Administrative Agent has paid each Lender’s share of any payment received or applied by Administrative Agent in respect of the Loan, that payment is rescinded or must otherwise be returned or paid over by Administrative Agent, whether pursuant to any bankruptcy or insolvency Law, sharing of payments clause of any loan agreement or otherwise, such Lender shall, at Administrative Agent’s request, promptly return its share of such payment or application to Administrative Agent, together with such Lender’s proportionate share of any interest or other amount required to be paid by Administrative Agent with respect to such payment or application. In addition, if a court of competent jurisdiction shall adjudge that any amount received and distributed by Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to Administrative Agent its share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

     Section 7.13. Withholding Taxes; Prohibited Transactions. Each Lender represents to Administrative Agent that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to Administrative Agent and Borrower such forms, certifications, statements and other documents as Administrative Agent and Borrower may reasonably request from time to time to evidence such Lender’s exemption from the withholding of any tax imposed by any jurisdiction or to enable Administrative Agent and Borrower to comply with any applicable Laws relating thereto. Without limiting the effect of the foregoing, if any Lender is not created or organized under the Laws of the United States or any state thereof, such Lender will furnish to Administrative Agent and Borrower Form W-8ECI or Form W-8BEN of the U.S. Internal Revenue Service, or such other forms, certifications, statements or documents, duly executed and completed by such Lender, as evidence of such Lender’s complete exemption from the withholding of United States tax with respect thereto. Administrative Agent shall not be obligated to make any payments hereunder to such Lender in respect of the Loan until such Lender shall have furnished to Administrative Agent the requested form, certification, statement or document. The proceeds used to fund the Loan Advance shall not include any "plan assets" (as defined the United States Department of Labor Regulation Section 2510.3-101) of any "employee benefit plan" (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA.

     Section 7.14. Sharing of Payments among Lenders. If a Lender shall obtain payment of any principal of its Note or of interest thereon through the exercise of any right of setoff, banker’s lien or counterclaim, or by any

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other means (including direct payment), and such payment results in such Lender receiving a greater payment than it would have been entitled to had such payment been paid directly to Administrative Agent for disbursement to Lenders, then such Lender shall promptly purchase for cash from the other Lenders Participations in the Loan in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all Lenders shall share ratably the benefit of such payment. To such end Lenders shall make appropriate adjustments among themselves (by the resale of Participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

     Section 7.15. Possession of Documents. Each Lender shall maintain possession of its own Note. Administrative Agent shall hold all other Loan Documents and related documents in its possession and maintain separate records and accounts with respect to the Loan, reflecting the interests of Lenders in the Loan, and shall permit Lenders and their representatives access at all reasonable times to inspect such Loan Documents, related documents, records and accounts.

ARTICLE VIII GENERAL CONDITIONS AND PROVISIONS

     Section 8.01. No Third-Party Beneficiaries. This Agreement is solely for the benefit of Lenders, Administrative Agent and Borrower.

Section 8.02. Intentionally Omitted. Section 8.03. Intentionally Omitted.

     Section 8.04. Notices. Except as expressly provided otherwise, all notices, demands, consents, approvals and statements required or permitted hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes when presented personally, three (3) days after mailing by registered or certified mail, postage prepaid, one (1) day after delivery to a nationally recognized overnight courier service providing evidence of the date of delivery, or upon transmission if sent by fax or email if followed by next day delivery by a nationally recognized overnight courier service providing evidence of the date of delivery, addressed to a party at its address on the signature page hereof or of the applicable Assignment and Assumption Agreement, or at such other address of which a party shall have notified the party giving such notice in writing in accordance with the foregoing requirements.

     Section 8.05. Amendments and Waivers. No amendment or material waiver of any provision of this Agreement or any other Loan Document, nor consent to any material departure by Borrower or Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the party against whom such amendment, waiver or consent is sought to be enforced (it being understood, however, that the signatures of the Required Lenders and, solely for purposes of its acknowledgement thereof, Administrative Agent, shall be sufficient to bind Lenders to any such amendment, waiver or consent), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all Lenders do any of the following: (i) reduce the principal of, or interest on, the Notes or any fees due hereunder or any other amount due hereunder or under any other Loan Document; (ii) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees due hereunder or under any other Loan Document; (iii) change the definition of Required Lenders; (iv) release any material portion of the Trust Property or other collateral for the Loan other than in accordance with the Loan Documents; (v) amend this Section or any other provision requiring the consent of all Lenders; (vi) release,

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in whole or in part, Guarantor other than in accordance with the Loan Documents; or (vii) increase the Loan Amount. Without limiting the foregoing, acceptance by Administrative Agent or Lenders of any sum required to be paid pursuant hereto or any other Loan Document, after its due date, or in an amount less than the sum then due, shall not constitute a waiver by Administrative Agent or Lenders of their right to require prompt payment when due of all other such sums or to declare a default or to exercise such other rights provided herein or in the other Loan Documents for such late or reduced payment.

     All communications from Administrative Agent to Lenders requesting Lenders’ determination, consent, approval or disapproval (i) shall be given in the form of a written notice to each Lender, (ii) shall be accompanied by or include a description or copy of the matter or thing as to which such determination, approval, consent or disapproval is requested and (iii) shall include Administrative Agent’s recommended course of action or determination in respect thereof. Each Lender shall reply promptly, but in any event within ten (10) Business Days (or five (5) Business Days with respect to any decision to accelerate or stop acceleration of the Loan) after receipt of the request therefor by Administrative Agent (the "Lender Reply Period"). Unless a Lender shall give written notice to Administrative Agent that it objects to the recommendation or determination of Administrative Agent (together with a written explanation of the reasons behind such objection) within the Lender Reply Period, such Lender shall be deemed to have approved or consented to such recommendation or determination.

     Section 8.06. Assignment; Participation. Any Lender may at any time grant to one or more banks or other institutions not affiliated with Borrower or Guarantor (each a "Participant") participating interests in its Pro Rata Share of the Loan (the "Participations"). In the event of any such grant by a Lender of a Participation to a Participant, such Lender shall remain responsible for the performance of its obligations hereunder, and Borrower and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations hereunder. Any agreement pursuant to which any Lender may grant a Participation shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of Borrower hereunder and under any other Loan Document, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided, however, that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver described in clauses (i) through (vii) of Section 8.05 without the consent of the Participant.

     Upon request by Borrower, each Lender agrees to provide Borrower with notice of all Participations sold by such Lender. Borrower agrees to provide all assistance reasonably requested by a Lender to enable such Lender to sell Participations as aforesaid, or make assignments of its interest in the Loan as hereinafter provided in this Section.

     A Lender may at any time assign to any bank or other institution not affiliated with Borrower or Guarantor with the consent of Administrative Agent and, provided there exists no Event of Default, of Borrower, which consents shall not be unreasonably withheld or delayed (such assignee, a "Consented Assignee"), or to one or more banks or other institutions which are majority owned subsidiaries of a Lender or of the parent of a Lender (each Consented Assignee or subsidiary bank or institution, an "Assignee") all or a proportionate part of all of its rights and obligations under this Agreement and its Note, and such Assignee shall assume rights and obligations, pursuant to an Assignment and Assumption Agreement executed by such Assignee and the assigning Lender, provided that, after giving effect to such assignment, in each case, the Assignee’s aggregate portion of the Loan and, in the case of a partial assignment of a Lender’s interest, the assigning Lender’s aggregate portion of the Loan will each be equal to or greater than $5,000,000. Upon (i) execution and delivery of such instrument, (ii) payment by such Assignee to the assigning Lender of an amount equal to the purchase price agreed between such Lender and such Assignee and (iii) payment by such Assignee to Administrative Agent of a fee, for Administrative

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Agent’s own account, in the amount of $3,500, such Assignee shall be a party to this Agreement and shall have all the rights and obligations of a Lender as set forth in such Assignment and Assumption Agreement, and the assigning Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this paragraph, substitute notes, in the form of EXHIBIT C, shall be issued to the assigning Lender (in the case of a partial assignment) and Assignee by Borrower, in exchange for the return of the assigning Lender’s original Note. All such substitute notes shall constitute "Notes" and the obligations evidenced by such substitute notes shall constitute obligations secured by the Deed of Trust. In connection with Borrower’s execution of substitute notes as aforesaid, Borrower shall deliver to Administrative Agent such evidence of the due authorization, execution and delivery of the substitute notes and any related documents as Administrative Agent may reasonably request. If the Assignee is not incorporated under the Laws of the United States or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to Borrower and Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 7.13.

     Borrower, Administrative Agent and Lenders shall execute such modifications to the Loan Documents as shall, in the reasonable judgment of Administrative Agent, be necessary or desirable in connection with assignments in accordance with the foregoing provisions of this Section.

     Any Lender may at any time pledge or assign all or any portion of its rights under this Agreement and its Note to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve bank, and this Section 8.06 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations under this Agreement or substitute any such assignee for such Lender as a party hereto.

     Borrower recognizes that in connection with a Lender’s selling of Participations or making of assignments, any or all documentation, financial statements, appraisals and other data, or copies thereof, relevant to Borrower, Guarantor or the Loan may be exhibited to and retained by any such Participant or Assignee or prospective Participant or Assignee. A Lender’s delivery of any documentation, financial statements, appraisals and other data to any such Participant or Assignee or prospective Participant or Assignee, whether in connection with the ongoing administration of the Loan or the sale or prospective sale of an interest in the Loan, shall be done on a confidential basis in accordance with Section 8.17(vi) hereof.

     Notwithstanding the provisions of this Section 8.06, PB Realty may enter into an assignment or participation with PB Capital or an affiliate controlled by or under common control with PB Capital (none of which assignments or participations shall require the consent of Borrower).

     Section 8.07. Setoff. In addition to (and without limitation of) any right of setoff, bankers’ lien or counterclaim Administrative Agent or any Lender may otherwise have, Administrative Agent and each Lender shall be entitled, but only with the prior consent of the Required Lenders, to offset balances (general or special, time or demand, provisional or final) held by it for the account of Borrower at any of Administrative Agent’s or such Lender’s offices against any amount payable by Borrower to Administrative Agent or such Lender hereunder or under any other Loan Document which is not paid when due (regardless of whether such balances are then due to Borrower), in which case it shall promptly notify Borrower and (in the case of a Lender) Administrative Agent thereof; provided, however, that Administrative Agent’s or such Lender’s failure to give such notice shall not affect the validity thereof.

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     Section 8.08. Successors and Assigns. Except as herein provided, this Agreement shall be binding upon and inure to the benefit of Borrower, Administrative Agent and Lenders and their respective heirs, personal representatives, successors and assigns. Notwithstanding the foregoing, Borrower may not assign, transfer or set over to another, in whole or in part, all or any part of its benefits, rights, duties and obligations hereunder, including, but not limited to, performance of and compliance with conditions hereof and the right to receive the proceeds of current or future advances.

     Section 8.09. Severability. The provisions hereof are intended to be severable. Any provisions hereof, or the application thereof to any Person or circumstance, which, for any reason, in whole or in part, is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof (or the remaining portions of such provision) or the application thereof to any other Person or circumstance, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision (or portion thereof) or the application thereof to any Person or circumstance in any other jurisdiction.

     Section 8.10. Non-Waiver: Remedies Cumulative. No failure or delay on Administrative Agent’s or any Lender’s part in exercising any right, remedy, power or privilege hereunder or under any of the other Loan Documents or provided by law (hereinafter in this Section, each a "Remedy") shall operate as a waiver of any such Remedy or shall be deemed to constitute Administrative Agent’s or any Lender’s acquiescence in any default by Borrower or Guarantor under any of said documents. A waiver by Administrative Agent or any Lender of any Remedy on any one occasion shall not be construed as a bar to any other or future exercise thereof or of any other Remedy. The Remedies are cumulative, may be exercised singly or concurrently and are not exclusive of any other Remedies.

     Section 8.11. Certain Waivers. Borrower hereby irrevocably and unconditionally waives to the extent permitted by law (i) promptness and diligence, (ii) notice of any actions taken by Administrative Agent or any Lender hereunder or under any other Loan Document or any other agreement or instrument relating hereto or thereto except to the extent otherwise provided herein or such other Loan Documents, (iii) except to the extent otherwise provided herein or in the other Loan Documents, all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of Borrower’s obligations hereunder and under the other Loan Documents, the omission of or delay in which, but for the provisions of this Section, might constitute grounds for relieving Borrower of any of its obligations hereunder or under the other Loan Documents, (iv) any requirement that Administrative Agent or any Lender protect, secure, perfect or insure any lien on any collateral for the Loan or exhaust any right or take any action against Borrower, Guarantor or any other Person or against any collateral for the Loan, (v) any right or claim of right to cause a marshalling of Borrower’s assets and (vi) all rights of subrogation or contribution, whether arising by contract or operation of law or otherwise by reason of payment by Borrower pursuant hereto or to any other Loan Document. TO THE EXTENT PERMITTED BY LAW, BORROWER FURTHER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY OR ON BEHALF OF ADMINISTRATIVE AGENT OR LENDERS WITH RESPECT TO THIS AGREEMENT, THE NOTES OR OTHERWISE IN RESPECT OF THE LOAN, ANY AND EVERY RIGHT BORROWER MAY HAVE TO (W) INJUNCTIVE RELIEF, (X) A TRIAL BY JURY, (Y) INTERPOSE ANY COUNTERCLAIM THEREIN, OTHER THAN A COMPULSORY COUNTERCLAIM, AND (Z) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING. NOTHING CONTAINED IN THE IMMEDIATELY PRECEDING SENTENCE SHALL PREVENT OR PROHIBIT BORROWER FROM INSTITUTING OR MAINTAINING A SEPARATE ACTION AGAINST ADMINISTRATIVE AGENT OR LENDERS WITH RESPECT TO ANY ASSERTED CLAIM.

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EXHIBIT 10.1

     Section 8.12. Expenses; Indemnification. Borrower covenants and agrees to pay all reasonable out-of-pocket costs, expenses and charges (including, without limitation, all reasonable out-of-pocket fees and charges of appraisers and Lenders’ Counsel) incurred by Administrative Agent or any Lender in connection with (i) the preparation for and consummation of the transactions contemplated hereby or for the performance hereof and of the other Loan Documents, and for any services which may be required in addition to those normally and reasonably contemplated hereby and (ii) the enforcement hereof or of any or all of the other Loan Documents; provided, however, that Borrower shall not be responsible for (1) the fees and expenses of legal counsel for Lenders other than PB Realty incurred in connection with said counsel’s review of this Agreement and the other Loan Documents prior to execution and (2) costs, expenses and charges incurred by Administrative Agent and Lenders in connection with the administration or syndication of the Loan (other than the reasonable fees and expenses of Lenders’ Counsel) (it being understood that Borrower’s responsibility for taxes shall be determined solely under Sections 3.01 and 8.16 and that the costs, expenses and charges covered by this Section 8.12 does not include any taxes). In connection with the foregoing, Lenders agree, to the extent practicable, to appoint a single counsel and local counsel, selected by Administrative Agent, to act on behalf of all Lenders in connection with the enforcement of the Loan Documents. If Borrower fails to pay within ten (10) Business Days after delivery of invoices for any costs, charges or expense required to be paid by it as aforesaid, and Administrative Agent or any Lender pays such costs, charges or expenses, Borrower shall reimburse Administrative Agent or such Lender, as appropriate, on demand for the amounts so paid, together with interest thereon at the Default Rate. Borrower further agrees to indemnify Administrative Agent and each Lender and their respective directors, officers, employees and agents from, and hold each of them harmless against, (x) any and all losses arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any actual or proposed use by Borrower of the proceeds of the Loan, including, without limitation, the fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceedings and (y) any and all claims, actions, suits, proceedings, costs, expenses, losses, damages and liabilities of any kind, including in tort, penalties and interest, arising out or by reason of any matter relating, directly or indirectly, to the Deed of Trust or the ownership, condition, development, construction, sale, rental or financing of the Premises or Improvements or any part thereof (but excluding any such losses, liabilities, claims, damages or expenses incurred solely by reason of any default by Administrative Agent or any Lender hereunder or under any of the other Loan Documents or the gross negligence or willful misconduct of the party to be indemnified). The obligations of Borrower under this Section and under Sections 3.01, 3.03 and 6.05 shall survive the repayment of all amounts due under or in connection with any of the Loan Documents and the termination of the Individual Loan Commitments.

     Section 8.13. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

     Section 8.14. Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSES SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). Borrower, Administrative Agent and each Lender hereby irrevocably submit to the non-exclusive jurisdiction of any New York State or Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, and Borrower hereby agrees and consents that, in addition to any methods of service of process provided for under applicable Law, all service of process in any such suit, action or proceeding in any New York State or Federal court sitting in The City of New York may be made by certified or registered mail, return receipt requested, directed to Borrower at the address indicated on

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EXHIBIT 10.1

the signature page hereof, and service so made shall be complete five (5) days after the same shall have been so mailed.

     Section 8.15. Integration. The Loan Documents constitute the entire agreement among Administrative Agent, Borrower and Lenders relating to the transactions contemplated thereby (except with respect to agreements among Lenders or with Administrative Agent relating solely to compensation, consideration and the syndication of the Loan) and supersede any prior oral or written statements or agreements with respect to such transactions.

     Section 8.16. Gross-Up for Taxes. All payments made by Borrower under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding stamp taxes, income taxes and franchise or other taxes (imposed in lieu of income taxes) imposed on a Lender as a result of a present or former connection between such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Lender’s having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or its Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to such Lender hereunder or under its Note, the amounts so payable to such Lender shall be increased to the extent necessary to yield to such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable with respect to the Loan at the rates or in the amounts specified in this Agreement and its Note; provided, however, that Borrower shall not be required to increase any such amounts payable to such Lender if such Lender is not organized under the Laws of the United States or a state thereof and such Lender fails to comply with the requirements of Section 7.13. Whenever any Non-Excluded Taxes are payable by Borrower, as promptly as reasonably possible thereafter Borrower shall send to Administrative Agent for the account of such Lender a certified copy of an original official receipt received by Borrower showing payment thereof. If Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to Administrative Agent the required receipts or other required documentary evidence, Borrower shall indemnify such Lender for any incremental taxes, interest or penalties that may become payable by such Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

     Section 8.17. Confidentiality. Administrative Agent and each Lender agrees to take normal and reasonable precautions to maintain the confidentiality of any information designated in writing as confidential and provided to it by Borrower or Guarantor, except that such information may be disclosed (i) to any Affiliate, employee, officer, director, agent, consultant or contractor of Administrative Agent or any such Lender, including without limitation accountants, legal counsel and other advisors, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iii) to the extent requested by any regulatory agency or authority, (iv) to the extent that such information becomes publicly available other than as a result of a breach of this Section 8.17, or which becomes available to Administrative Agent or any Lender on a non-confidential basis from a source other than Borrower or Guarantor, (v) in connection with the exercise of any remedy hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) subject to provisions substantially similar to this Section 8.17, to any actual or prospective assignee or Participant, or (vii) with the consent of Borrower. Any Person required to maintain the confidentiality of any information as provided for in this Section 8.17 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord its own confidential information.

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EXHIBIT 10.1

ARTICLE IX PARTICULAR PROVISIONS

The foregoing Articles of this Agreement are subject to the following further provisions:

     Section 9.01. Special Purpose Entity. Borrower represents that it is a Single-Purpose Entity and covenants and agrees that it shall maintain such status and shall not: (i) engage in any business other than to (A) acquire, own, develop, lease, finance, manage, sell and operate the Trust Property and (B) engage in any and all other lawful activities as may be necessary, incidental or convenient to the foregoing or (ii) incur indebtedness other than Permitted Debt. Borrower shall have in its organizational documents, at all times so long as any obligation (other than Unasserted Obligations) remains outstanding hereunder, the separateness and other covenants and restrictions of a single purpose entity reflected in the operating agreement of Borrower delivered to Administrative Agent on or prior to the Closing Date.

     Section 9.02. Financial Covenant. Borrower shall at all times maintain a DSCR of not less than the Minimum DSCR. The DSCR shall be calculated for each calendar quarter on each Calculation Date.

     Section 9.03. Contests. Borrower may in good faith and at its own expense contest the validity of any law affecting the Premises, by appropriate legal proceedings which shall prevent the collection thereof, realization thereon or result in the imposition of any fines or penalties which would result in liens that are not fully insured against, as the case may be, and provided that during such contest Borrower shall, at Administrative Agent’s option, provide security satisfactory to Administrative Agent assuring the discharge of Borrower’s obligation with respect to any of the foregoing.

     Section 9.04. Usury Savings. Anything herein to the contrary notwithstanding, the obligations of Borrower under this Agreement and the Notes shall be subject to the limitation that payments of interest to any Lender shall not be required to the extent that receipt thereof by such Lender would be contrary to provisions of law applicable to such Lender limiting the maximum rate of interest that may be charged or collected by such Lender. In such event, the payments of interest to such Lender shall be at the highest rate that is not contrary to provisions of law applicable to such Lender.

     Section 9.05. Minimum Rent. Lenders and Administrative Agent have agreed to close the Loan notwithstanding the fact that the fixed rent under the MeadWestvaco Lease has not been definitively established, and notwithstanding that an estoppel certificate from the tenant under the MeadWestvaco Lease does not set forth a minimum fixed rent. Borrower shall notify Administrative Agent in writing (the "Rent Notification") within five (5) Business Days after the establishment of the fixed rent (which, pursuant to the MeadWestvaco Lease, must occur not later than May 1, 2010). If the fixed rent is below the amount set forth in the estoppel certificate delivered by MeadWestvaco Corporation (a copy of which is attached hereto as Exhibit D), then Administrative Agent may elect (such election to be exercised by a notice to Borrower given not later than thirty (30) days after receipt of the Rent Notification by Administrative Agent) to have the Trust Property reappraised based upon the final rent determination. If the appraisal shows a value of the Trust Property (the "Redetermined Value") that is less than the value shown in the appraisal used by Administrative Agent in connection with the closing of the Loan (the "Original Value"), Lenders shall have the right to require Borrower to prepay (without payment of the Prepayment Fee or any prepayment premium), within sixty (60) days after notice to Borrower, a portion of the Principal Amount equal to the difference between the Original Value and the Redetermined Value. The failure to

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EXHIBIT 10.1

make such prepayment within such time period shall constitute an Event of Default under this Agreement and the other Loan Documents.

[SIGNATURE PAGES FOLLOW]

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EXHIBIT 10.1

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first above written.

FOUNDRY PARK I, LLC, a Virginia limited liability company

By:	NEWMARKET DEVELOPMENT CORPORATION, a
Virginia corporation,
its Manager

By: /s/ Bruce R. Hazelgrove, III
Name:	Bruce R. Hazelgrove, III
Title:	Vice President

Address for notices:

330 South Fourth Street Richmond, Virginia 23219

COMMONWEALTH OF VIRGINIA	]
	]	SS.
CITY OF RICHMOND	]

     I, a Notary Public in and for the jurisdiction aforesaid, do hereby certify that Bruce R. Hazelgrove, III, personally appeared before me in said jurisdiction, being personally well known (or satisfactorily proven) to me to be the person named as Vice President of NEWMARKET DEVELOPMENT CORPORATION, a Virginia corporation and the manager of FOUNDRY PARK I, LLC, a Virginia limited liability company, in the foregoing Security Instrument bearing date as of the 26 day of January, 2010, who, being by me first duly sworn, acknowledged said instrument to be his free act and deed, that he executed and delivered the same as such.

WITNESS my hand and official seal this 26 day of January, 2010.

/s/ Diane M. Hazelwood

My Commission Expires:	Diane M. Hazelwood
Notary Public
Commonwealth of Virginia
222147
My Commission Expires May 31, 2011

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EXHIBIT 10.1

PB CAPITAL CORPORATION, a Delaware corporation, as Administrative Agent By: /s/ Robert Rengifo Name: Robert Rengifo Title: Senior Director

By: /s/ Andrew E. Woodtli Name: Andrew E. Woodtli Title: Senior Director

Administrative Agent’s office and address for notices: 230 Park Avenue New York, New York 10169 Attention: Real Estate Finance

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EXHIBIT 10.1

COMMONWEALTH OF VIRGINIA	]
	]	SS.
CITY OF RICHMOND	]

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK )

     On the 28th day of January in the year 2010 before me, the undersigned, personally appeared Robert Rengifo and Andrew Woodtli, personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individuals, or the persons upon behalf of which the individuals acted, executed the instrument.

/s/ Regina Schwab Regina Schwab Notary Public, State of New York No. 01SC6124932 Qualified in Queens County Commission Expires April 4, 2013

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EXHIBIT 10.1

PB (USA) REALTY CORPORATION, a Delaware corporation, as a Lender

By: /s/ Robert Rengifo Name: Robert Rengifo Title: Assistant Vice President By: /s/ Andrew E. Woodtli Name: Andrew E. Woodtli Title: A.V.P.

PB Realty’s office and address for notices: 230 Park Avenue New York, New York 10169 Attention: Real Estate Finance

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EXHIBIT 10.1

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

     On the 28th day of January in the year 2010 before me, the undersigned, personally appeared Robert Rengifo and Andrew Woodtli, personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individuals, or the persons upon behalf of which the individuals acted, executed the instrument.

/s/ Regina Schwab Regina Schwab Notary Public, State of New York No. 01SC6124932 Qualified in Queens County Commission Expires April 4, 2013

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EXHIBIT 10.1

EXHIBIT A

Assignment and Assumption Agreement

     ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of
_______________
, 20__, among [NAME OF ASSIGNING BANK] ("Assignor") and [NAME OF ASSIGNEE] ("Assignee").

Preliminary Statement

     1. This Assignment and Assumption Agreement (this "Agreement") relates to the Loan Agreement (as the same may be amended from time to time, the "Loan Agreement") dated January ___, 2010 among FOUNDRY PARK I, LLC ("Borrower"), the lender(s) party thereto (each a "Lender" and, collectively, "Lenders") and PB Capital Corporation, as administrative agent ("Administrative Agent"). All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.

2. Subject to the terms and conditions set forth in the Loan Agreement, Assignor has made an Individual

Loan Commitment to Borrower in an aggregate principal amount of $
_____________
("Assignor’s Loan Commitment").

     3. The aggregate outstanding principal amount under Assignor’s Loan Commitment at the commencement of business on the date hereof is $
___________________
.

     4. Assignor desires to assign to Assignee all of the rights of Assignor under the Loan Agreement in respect of a portion of Assignor’s Loan Commitment and the loan made pursuant thereto, such portion being in an amount equal to $
____________
(the "Assigned Loan and Commitment"), of which $
______________
is currently outstanding and $ -0- is still to be disbursed to Borrower pursuant to the Loan Agreement; and Assignee desires to accept assignment of such rights and assume the corresponding obligations from Assignor on such terms.

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     SECTION 1 Assignment. Assignor hereby assigns and sells to Assignee all of the rights of Assignor under the Loan Agreement in and to the Assigned Loan and Commitment, and Assignee hereby accepts such assignment from Assignor and assumes all of the obligations of Assignor under the Loan Agreement with respect to the Assigned Loan and Commitment, including, without limitation, Assignor’s obligations with respect to the undisbursed portion, if any, thereof. Upon the execution and delivery hereof by Assignor, Assignee, Administrative Agent (and, if applicable, Borrower) and the payment of the amount specified in Section 2 hereof required to be paid on the date hereof, (1) Assignee shall, as of the commencement of business on the date hereof, succeed to the rights and obligations of a Lender under the Loan Agreement with an Individual Loan Commitment in an amount equal to the Assigned Loan and Commitment, and (2) the Individual Loan Commitment of Assignor shall, as of the commencement of business on the date hereof, be reduced correspondingly and Assignor released from its obligations under the Loan Agreement to the extent such obligations have been assumed by Assignee. Assignor represents and warrants that it (x) owns the Assigned Loan and Commitment free and clear of all liens and other encumbrances and (y) is legally authorized to enter into and perform this Agreement. Except as provided in the immediately preceding sentence, the assignment provided for herein shall be without representation or warranty by, or recourse to, Assignor.

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EXHIBIT 10.1

     SECTION 2. Payments. As consideration for the assignment and sale contemplated in Section 1 hereof, Assignee shall pay to Assignor on the date hereof, in immediately available funds, an amount equal to the outstanding principal amount under the Assigned Loan and Commitment recited in paragraph 4 of the Preliminary Statement above. Each of Assignor and Assignee hereby agrees that if it receives any amount under the Loan Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party’s interest therein and shall promptly pay the same to such other party.

     SECTION 3. Consents; Execution and Delivery of Note. This Agreement is conditioned upon the consent of Administrative Agent and, provided there exists no Event of Default, of Borrower pursuant to Section 8.06 of the Loan Agreement. The execution of this Agreement by Borrower (if required) and Administrative Agent is evidence of this consent. [Consents not required for certain assignments to entities related to a Lender.] Pursuant to Section 8.06 of the Loan Agreement, Borrower has agreed to execute and deliver Notes payable to the respective orders of Assignee and Assignor to evidence the assignment and assumption provided for herein. Assignee has designated as its Applicable Lending Office, and as its address for notices, the office identified as such below.

     SECTION 4. Non-Reliance on Assignor. Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of Borrower or any other party to any Loan Document, or the validity and enforceability of the obligations of Borrower or any other party to a Loan Document in respect of the Loan Agreement or any other Loan Document. Assignee acknowledges that it has, independently and without reliance on Assignor, and based on such documents and information as it has deemed appropriate, made its own analysis of the collateral for the Loan, credit analysis of Borrower and Guarantor and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the collateral for the Loan and of the business, affairs and financial condition of Borrower and the other parties to the Loan Documents.

     SECTION 5. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the Laws of the State of New York (without giving effect to New York’s principles of conflicts of law).

     SECTION 6. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     SECTION 7. Certain Representations and Agreements by Assignee. Assignee represents that it is legally authorized to enter into and perform this Agreement, and that the transactions contemplated by this Agreement will not result in a prohibited transaction under Part IV of Title I of ERISA or Section 4975 of the Code, taking into account all statutory and administrative prohibited transaction exemptions. In addition, Assignee hereby represents that it is entitled to receive any payments to be made to it under the Loan Agreement or hereunder without the withholding of any tax and agrees to furnish the evidence of such exemption as specified therein and otherwise to comply with the provisions of Section 7.13 of the Loan Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

[NAME OF ASSIGNOR]

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EXHIBIT 10.1

By Name: Title:

[NAME OF ASSIGNEE]

By

Name: Title:

Assignee’s Applicable Lending Office and Address for Notices:

[Assignee] [Address] Attention:

Telephone: (___)
_________________

[NAME OF ADMINISTRATIVE AGENT]

By

Name: Title:

[NAME OF BORROWER]

By

Name: Title:

3

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EXHIBIT 10.1

EXHIBIT B Amortization Schedule See following pages

1

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EXHIBIT 10.1

DSCR TEST
AMORITIZATION SCHEDULE
PRINCIPAL	INTEREST RATE	TERM (MONTHS)
$68,400,000	7.50%	300

Payment #	Principal

1	77,969.97

2	78,457.28

		Assessment
3	78,947.64	Period	1	986,754.58

4	79,441.06

5	79,937.57

		Assessment
6	80,437.18	Period	2	1,005,372.11

7	80,939.91

8	81,445.79

		Assessment
9	81,954.82	Period	3	1,024,340.90

10	82,467.04

11	82,982.46

		Assessment
12	83,501.10	Period	4	1,043,667.58

13	84,022.98

14	84,548.12

		Assessment
15	85,076.55	Period	5	1,063,358.91

16	85,608.28

17	86,143.33

		Assessment
18	86,681.73	Period	6	1,083,421.75

19	87,223.49

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EXHIBIT 10.1

20	87,768.63

		Assessment
21	88,317.19	Period	7	1,103,863.13

22	88,869.17

23	89,424.60

		Assessment
24	89,983.51	Period	8	1,124,690.20

25	90,545.90

26	91,111.82

		Assessment
27	91,681.26	Period	9	1,145,910.22

28	92,254.27

29	92,830.86

		Assessment
30	93,411.05	Period	10	1,167,530.61

31	93,994.87

32	94,582.34

		Assessment
33	95,173.48	Period	11	1,189,558.92

34	95,768.32

35	96,366.87

		Assessment
36	96,969.16	Period	12	1,212,002.84

37	97,575.22

38	98,185.06

		Assessment
39	98,798.72	Period	13	1,234,870.22

40	99,416.21

41

		3

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EXHIBIT 10.1

	100,037.56

		Assessment
42	100,662.80	Period	14	1,258,169.05

43	101,291.94

44	101,925.01

		Assessment
45	102,562.05	Period	15	1,281,907.47

46	103,203.06

47	103,848.08

		Assessment
48	104,497.13	Period	16	1,306,093.76

49	105,150.24

50	105,807.42

		Assessment
51	106,468.72	Period	17	1,330,736.39

52	107,134.15

53	107,803.74

		Assessment
54	108,477.51	Period	18	1,355,843.96

55	109,155.50

56	109,837.72

		Assessment
57	110,524.20	Period	19	1,381,425.26

58	111,214.98

59	111,910.07

		Assessment
60	112,609.51	Period	20	1,407,489.21

61	113,313.32

62

		4

C056442/0303008/1557238.9

EXHIBIT 10.1

	114,021.53

		Assessment
63	114,734.16	Period	21	1,434,044.93

64	115,451.25

65	116,172.82

		Assessment
66	116,898.90	Period	22	1,461,101.68

67	117,629.52

68	118,364.71

		Assessment
69	119,104.49	Period	23	1,488,668.92

70	119,848.89

71	120,597.94

		Assessment
72	121,351.68	Period	24	1,516,756.29

73	122,110.13

74	122,873.32

		Assessment
75	123,641.28	Period	25	1,545,373.58

76	124,414.03

77	125,191.62

		Assessment
78	125,974.07	Period	26	1,574,530.81

79	126,761.41

80	127,553.67

		Assessment
81	128,350.88	Period	27	1,604,238.15

82	129,153.07

83	129,960.28

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EXHIBIT 10.1

			Assessment
84		130,772.53	Period	28	1,634,506.00

85		131,589.86

86		132,412.29

			Assessment
87		133,239.87	Period	29	1,237,263.98

88		134,072.62

89		134,910.57

			Assessment
90		135,753.76	Period	30	832,527.03

91		136,602.22

92		137,455.99

			Assessment
93		138,315.09	Period	31	420,153.73

94		139,179.56

95		140,049.43

96		140,924.74			0

TOTAL YEARS	$1,634,506

6

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EXHIBIT 10.1

EXHIBIT C Note See attached

1

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EXHIBIT 10.1

NOTE

January 28, 2010

$68,400,000

New York, New York

     For value received, FOUNDRY PARK I, LLC, a Virginia limited liability company ("Maker"), hereby promises to pay to the order of PB (USA) REALTY CORPORATION or its successors or assigns (collectively, "Lender"), at the principal office of PB CAPITAL CORPORATION (acting in such capacity as agent for Lender with respect to receipt of such payments, as more particularly provided in the Loan Agreement) located at 230 Park Avenue, New York, New York 10169 ("Administrative Agent") for the account of the Applicable Lending Office of Lender, the principal sum of Sixty-Eight Million Four Hundred Thousand and 00/100 Dollars ($68,400,000.00), or if less, the amount loaned by Lender to Maker pursuant to the Loan Agreement (as defined below) and actually outstanding, in lawful money of the United States and in immediately available funds, in accordance with the terms set forth in the Loan Agreement. Maker also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, in like money, at said office for the account of said Applicable Lending Office, at the time and at a rate per annum as provided in the Loan Agreement.

     This Note is the Note referred to in the Loan Agreement dated as of the date hereof (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the "Loan Agreement") among Maker, as Borrower, the lender or lenders named therein (including Lender), as Lenders, and Administrative Agent, as Administrative Agent for Lenders. All of the terms, conditions and provisions of the Loan Agreement are hereby incorporated by reference. All capitalized terms used herein and not defined herein shall have the meanings given to them in the Loan Agreement.

     This Note is secured by the Deed of Trust which contains, among other things, provisions for the prepayment of and acceleration of this Note upon the happening of certain stated events. Reference to the Deed of Trust is hereby made for a description of the "Trust Property" encumbered thereby and the rights of Maker and Lenders (including Lender) with respect to such Trust Property.

     Should the indebtedness represented by this Note or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceeding (whether at the trial or appellate level), or should this Note be placed in the hands of attorneys for collection upon default, Maker agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting or attempting to collect this Note, including reasonable attorneys’ fees and expenses, in accordance with the terms of the Loan Agreement.

     All parties to this Note, whether principal, surety, guarantor or endorser, hereby waive presentment for payment, demand, protest, notice of protest and notice of dishonor.

     All notices, requests, demands or other communications with respect to this Note shall be given in the manner set forth in the Loan Agreement.

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EXHIBIT 10.1

     This Note shall be governed by, and construed in accordance with, the Laws of the State of New York (including for such purposes Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York).

     Anything herein to the contrary notwithstanding, the obligations of Maker under this Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment by Lender would be contrary to provisions of Law applicable to Lender limiting the maximum rate of interest that may be charged or collected by Lender, and in furtherance thereof, the provisions of Section 3.08 of the Deed of Trust are hereby incorporated herein by reference.

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     IN WITNESS WHEREOF, Maker has executed and delivered this Note under seal as of the date first above written.

FOUNDRY PARK I, LLC, a Virginia limited liability company

By: NEWMARKET DEVELOPMENT CORPORATION, a Virginia corporation, its Manager

By: /s/ Bruce R. Hazelgrove, III (Seal) Name: Bruce R. Hazelgrove, III

Title: Vice President

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EXHIBIT D MeadWestvaco Estoppel Certificate See attached

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FORM OF TENANT ESTOPPEL CERTIFICATE

(Letterhead of Tenant)

January 28, 2010

PB Capital Corporation, as Administrative Agent 230 Park Avenue New York, New York 10169

Ladies and Gentlemen:

     The undersigned certifies to PB Capital Corporation, as Administrative Agent for itself and other lenders, as of the date hereof as follows:

     ARTICLE XIt is the tenant under that certain Deed of Lease Agreement, dated as of January 11, 2007 (the "Lease"), between Foundry Park I, LLC, as landlord (together with its successors and assigns, "Landlord"), and the undersigned, as tenant ("Tenant"), for all of the space (the "Demised Premises") in the building located at 501 South Fifth Street, Richmond, Virginia (the "Building"). All capitalized terms not otherwise defined herein shall have the meanings provided in the Lease.

     ARTICLE XIThe Lease is in full force and effect. The Lease has not been amended, modified or supplemented except for that certain First Amendment to Deed of Lease Agreement, dated August 6, 2007, that certain Supplemental Agreement, dated December 15, 2009, and that certain Second Amendment to Lease, dated December 18, 2009, all between Landlord and Tenant. There are no other agreements or understandings, whether written or oral, between Tenant and Landlord with respect to the Lease, the Demised Premises or the Building.

     ARTICLE XIITenant has accepted possession of and occupies the entire Demised Premises under the Lease. The Commencement Date of the Lease Term is January 1, 2010, and the Lease Expiration Date of the Lease Term is June 30, 2023, subject to two (2) five-year renewal options, which options are subject to certain terms and conditions set forth in the Lease.

     ARTICLE XIIIThe monthly fixed, minimum or basic rent under the Lease has been estimated by Landlord to be $840,000, which estimate shall be reconciled and finalized pursuant to the terms of the Lease.

ARTICLE XIVThere is no security deposit required under the Lease.

     ARTICLE XVTo the best of Tenant’s knowledge, both Tenant and Landlord have performed all of their respective obligations under the Lease and Tenant has no knowledge of any event which with the giving of notice, the passage of time or both would constitute a default by Landlord under the Lease.

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     ARTICLE XVITo the best of Tenant’s knowledge, Tenant has no claim against Landlord and no offset or defense to enforcement of any of the terms of the Lease. Tenant has not advanced any funds for or on behalf of Landlord for which Tenant has a right to deduct from or offset against future rent payments.

     ARTICLE XVIIAll improvements required to be completed by Landlord have been completed, subject to punchlist items and any latent defects, and there is no further Improvement Allowance due to Tenant from Landlord. Landlord has not agreed to grant Tenant any free rent or rent rebate or to make any contribution to tenant improvements, other than as set forth in the Lease. Landlord has not agreed to reimburse Tenant for or to pay Tenant’s rent obligation under any other lease, other than as set forth in the Lease.

     ARTICLE XVIIITenant has not assigned the Lease and has not subleased the Demised Premises or any part thereof.

     ARTICLE XIXTenant has no right or option pursuant to the Lease or otherwise to purchase all or any part of the Demised Premises or the Building, except its rights of first offer and first right of refusal to purchase, as provided in Article 47 of the Lease.

     ARTICLE XXTenant has not exercised its right under the definition of "Building Parking Facilities" contained in the Lease and under Article 50 of the Lease to reduce the number of planned parking spaces. Landlord has delivered sufficient parking spaces to Tenant as contemplated by Article 50 of the Lease.

     ARTICLE XXINo voluntary actions or, to Tenant’s best knowledge, involuntary actions are pending against Tenant under the bankruptcy laws of the United States or any state thereof.

     ARTICLE XXIIThe undersigned individual is duly authorized to sign, acknowledge and deliver this letter on behalf of Tenant.

     ARTICLE XXIIITenant acknowledges that you will rely on this letter in making a loan or otherwise extending credit to Landlord. The information contained in this letter shall be for your benefit and for the benefit of your successors and assigns only.

[Signature Page Follows]

Very truly yours,

MEADWESTVACO CORPORATION, a Delaware corporation By: /s/ Anthony L. Oliver Name: Anthony L. Oliver Title: Assistant Treasurer

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